SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Twin Disc, Incorporated
(Name of Registrant as Specified In Its Charter)

____________________________________________
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TWIN DISC, INCORPORATED
1328 Racine Street, Racine, Wisconsin 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 21, 2011

NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation, will be held at 2:00 P.M. (Central Time) on Friday, October 21, 2011, at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin for the following purposes:

1. To elect three Directors to serve until the Annual Meeting in 2014.

2. To consider an advisory vote on the compensation of the Corporation’s Named Executive Officers.

3. To consider an advisory vote on the frequency of the vote on compensation of the Corporation’s Named Executive Officers.

4. To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2012.

5. To transact any other business that may properly come before the meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on September 2, 2011, shall be entitled to vote at the meeting.

A proxy appointment card and our proxy statement are enclosed with this notice.  The proxy card shows the form in which your shares are registered and affords you the opportunity to direct the voting of those shares, even if you are unable to attend the meeting in person.  Please review these proxy materials and follow the applicable instructions.
Thomas E. Valentyn
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on October 21, 2011

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by mailing to you this full set, including the proxy card, on or about September 16, 2011, and by notifying you of the availability of our proxy materials on the Internet.  These proxy materials and our 2011 annual report on Form 10-K are available at http://ir.twindisc.com/proxy.cfm

YOUR VOTE IS IMPORTANT!  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, WE ASK YOU TO PLEASE TAKE ADVANTAGE OF ONE OF THE THREE OPTIONS YOU HAVE FOR VOTING YOUR SHARES:  (1) YOU MAY SIGN AND RETURN YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE;  (2) YOU MAY DIRECT YOUR VOTE VIA THE INTERNET; OR  (3) YOU MAY DIRECT YOUR VOTE BY TELEPHONE.  THE APPLICABLE INSTRUCTIONS AND DEADLINES FOR EACH OPTION ARE STATED ON THE PROXY CARD AND IN THE PROXY STATEMENT.  IF YOUR PROXY APPOINTMENT / VOTING INSTRUCTIONS ARE NOT RECEIVED BEFORE THE APPLICABLE DEADLINE, THE PROXY WILL BE RULED INVALID.  AFTER SUBMITTING YOUR VOTING INSTRUCTIONS, SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PRIOR INSTRUCTIONS AND VOTE IN PERSON.

2011 Proxy Statement
TWIN DISC, INCORPORATED
September 16, 2011

DATE, TIME AND PLACE OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 P.M. (Central Time), at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin on Friday, October 21, 2011, or any adjournment thereof.  Holders of common stock of record at the close of business on September 2, 2011, are entitled to vote at the meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name.  Shares represented by a signed proxy appointment or electronic proxy vote will be voted in the manner specified in the form of proxy or, if no specification is made, in a manner consistent with the Board of Directors’ recommendation for each of the proposals mentioned therein.  The presence of a majority of the outstanding shares of common stock of the Corporation, either in person or represented by a signed proxy appointment or electronic proxy vote, will constitute a quorum at the meeting.  The Corporation intends to mail this proxy statement to shareholders on or about September 16, 2011.

PROXY APPOINTMENT AND REVOCATION

Shareholders may vote by delivery, either in person, by mail or by messenger, of the enclosed proxy appointment form.  Appointment forms must be received by the Secretary not less than 48 hours prior to the date of the meeting.  The proxy appointment form must be signed in handwriting.  The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records and any titles, offices or words indicating agency which appear in the corporate records.  PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Shareholders may also vote via the Internet by accessing www.proxyvoting.com/twin or by telephone at   1-866-540-5760.  The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded.  Shareholders may vote via the Internet or by telephone up to 11:59 PM Eastern Time the day before the annual meeting.  Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telecommunications companies.

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the meeting.  If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The person giving the proxy may also revoke it by openly stating the revocation at the meeting, by voting at the meeting in person, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the meeting.  ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE

The record date with respect to this solicitation is September 2, 2011.  On that date, there were outstanding 11,419,701 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding.

SHAREHOLDER PROPOSALS FOR 2012

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2012 Annual Meeting, the proposal must be received at the Corporation’s principal executive offices no later than May 19, 2012.  Shareholder proposals received later than July18, 2012 will be considered untimely, and will not be considered at the Corporation’s 2012 Annual Meeting.  Any such proposal must comply with the requirements of Section (14)(a) of the Corporation’s Bylaws.

If a shareholder wishes to nominate a person for election to the Board of Directors of the Corporation, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely for the 2012 Annual Meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than July 18, 2012.  Any such notice must comply with the requirements of Section (14)(b) of the Corporation’s Bylaws.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of Directors (Proposal No. 1), votes may be cast in favor or withheld.  Votes that are withheld will have no legal effect and will not be counted as votes cast in an election of Directors.  Assuming a quorum is present, Directors shall be elected by a plurality of votes cast by the shares entitled to vote at the annual meeting (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as Directors, up to the maximum number of Directors to be chosen in the election). In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote.  Broker non-votes, as defined below, will be counted for purposes of determining a quorum, but will not be counted as votes cast in the election of Directors.

With respect to the advisory vote on the compensation of the Corporation’s Named Executive Officers (Proposal No. 2), votes may be cast “For” or “Against” the resolution.  Votes “For” must exceed votes “Against” in order for the resolution on compensation of the Named Executive Officers to be considered approved by the shareholders.  This vote is not binding on the Corporation.  The Board of Directors will take the results of the vote into consideration in addressing future compensation policies and practices.

With respect to the advisory vote on the frequency of future votes on the compensation of the Corporation’s Named Executive Officers (Proposal No. 3), votes may be cast for “Every Year” “Every 2 Years” or “Every 3 Years.”  Whichever choice receives the most votes will be considered the frequency approved by the shareholders.  This vote is not binding on the Corporation.  The Board of Directors will take the results of the vote into consideration in making decisions about the frequency of future votes on the compensation of the Corporation’s Named Executive Officers.

With respect to the ratification of the appointment of independent auditors (Proposal No. 4), votes may be cast “For” or “Against.”  The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification.  If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

Abstentions may be specified on all proposals submitted to shareholders, other than for the election of Directors.  Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but will not be counted as votes cast with respect to any of the proposals.

Brokers who hold shares in street name for customers may vote their shares with respect to certain matters without specific instructions from the beneficial owners of the shares.  However, brokers who hold shares in street name are not permitted to vote on certain other matters without specific instructions from the beneficial owners.  A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner.  A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a vote against a particular proposal when a majority of the issued and outstanding shares is required for approval of the proposal, and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Brokers and other nominees may vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 30, 2012 (Proposal No. 4) without specific instructions from beneficial owners. Therefore, no broker non-votes are expected to exist in connection with this proposal.  However, brokers or other nominees may not vote on the election of three Directors to serve until the Annual Meeting in 2014 (Proposal No. 1) and the advisory votes on named executive officer compensation and the frequency of the advisory vote on named executive officer compensation (Proposals No. 2 and No. 3) without specific instructions from the beneficial owners of the shares.  Therefore, an undetermined number of broker non-votes may occur on Proposals No. 1-3.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 25, 2011 and additional information obtained by the Corporation, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount	Percent of
Name	Address	Ownership	Owned	Class

Michael E. Batten	3419 Michigan Blvd.	Power to vote	2,137,740 (1)	18.6%
	Racine, WI	Beneficial	470,694 (2)	4.1%

GAMCO Investors, Inc.	One Corporate Center	Power to vote &	596,864 (3)	5.2%
	Rye, NY	dispose of stock

Dimensional Fund	6300 Bee Cave Road	Power to vote &	592,017	5.2%
Advisors	Austin, TX	dispose of stock

(1) Held as trustee under various trusts.
(2) Includes 10,400 shares owned by the wife of Michael E. Batten, 32,000 shares subject to currently exercisable stock options, 32,596 shares of restricted stock that vest in fiscal 2013, 22,316 shares of restricted stock that vest in fiscal 2014, and 8,878 shares of restricted stock that vest in fiscal 2015.
(3) Represents shares held by various entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer.

DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 25, 2011 and additional information obtained by the Corporation, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Name of	Amount and Nature
Beneficial Owner	of Beneficial Ownership (1)	Percent of Class
Michael E. Batten	2,608,434 (2)	22.7%
John H. Batten	60,186 (3)	*
Christopher J. Eperjesy	55,915 (4)	*
James E. Feiertag	43,649 (5)	*
H. Claude Fabry	24,938 (6)	*
Michael Doar	12,548 (7)	*
Malcolm F. Moore	15,848 (7)	*
David B. Rayburn	27,348 (7)	*
Michael C. Smiley	2,748 (7)	*
Harold M. Stratton II	17,148 (7)	*
David R. Zimmer	11,898 (7)	*

All Directors and
Executive Officers
as a group (16 persons)	2,954,284 (7)	25.7%

* Denotes ownership of less than one percent of shares outstanding.

(1) Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.
(2) Includes 10,400 shares held by Mr. Batten’s wife, 2,137,740 shares held by him as trustee under various family trusts, 32,000 shares subject to presently exercisable stock options, 32,596 shares of restricted stock that vest in fiscal 2013, 22,316 shares of restricted stock that vest in fiscal 2014 and 8,878 shares of restricted stock that vest in fiscal 2015.
(3) Includes restricted stock grants of 17,659 shares that vest in fiscal 2013, 16,090 shares that vest in fiscal 2014 and 5,446 shares that vest in fiscal 2015.
(4) Includes restricted stock grants of 12,180 shares that vest in fiscal 2013, 12,339 shares that vest in fiscal 2014 and 3,954 shares that vest in fiscal 2015.
(5) Includes restricted stock grants of 12,180 shares that vest in fiscal 2013, 11,339 shares that vest in fiscal 2014 and 3,795 shares that vest in fiscal 2015.
(6) Includes restricted stock grants of 4,882 shares that vest in fiscal 2013, 3,342 shares that vest in fiscal 2014 and 1,330 shares that vest in fiscal 2015.
(7) Shares subject to currently exercisable stock options included in the above are as follows:  Mr. Doar 2,400, Mr. Moore 4,800, Mr. Rayburn 11,000, Mr. Smiley 0, Mr. Stratton 7,200, Mr. Zimmer 0 and all Directors and executive officers as a group 57,400.  Also included above are unvested restricted shares as follows:  Mr. Doar 3,948, Mr. Moore 3,948, Mr. Rayburn 3,948, Mr. Smiley 2,748, Mr. Stratton 3,948 and Mr. Zimmer 3,948.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons to serve as Directors for the Corporation, each for a term to expire at the annual meeting following the fiscal year ended June 30, 2014.  Shares of common stock represented by properly executed proxy appointments in the accompanying form or electronic proxy vote will be voted for the three nominees listed unless authority to do so is withheld.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

Michael E. Batten . . . .	Chairman and	Mr. Batten is a sitting CEO of a	May 1974
Age 71	Chief Executive Officer,	public company. His skill sets
	Twin Disc, Incorporated;	include strategic planning,
	Also Director, Briggs &	financial oversight, compensation
	Stratton Corporation	and organizational development.
His career includes extensive
experience in international
business, mergers and acquisi-
tions, and complex manufactured
and engineered products.

Michael Doar . . . . . .	Chairman, Chief Executive	Mr. Doar is a sitting CEO of a	October 2008
Age 56	Officer and President,	public company. His experience
	Hurco Companies, Inc.	includes strategic planning,
	Indianapolis, IN	financial oversight, compensation
	(A global manufacturer	and organizational competencies.
	of machine tools)	His career in the capital goods
industry has exposed him to com-
plex manufacturing and engineer-
ing solutions on a global basis.

David R. Zimmer. . . . .	Managing Partner,	Mr. Zimmer is a former CEO of	July 1995
Age 65	Stonebridge Equity LLC,	a public company and has also
	Troy, Michigan, since 2005	held a CFO position in a public
	(A merger, acquisition and	company. His skill sets include
	value consulting firm);	strategic planning, financial
	Formerly Chief Executive	oversight, compensation, and
	Officer, Twitchell Corporation,	organizational development.
	Dothan, AL (A privately held	His career includes international
	manufacturer and marketer of	business in complex
	highly engineered synthetic	manufacturing related
	yarns, fabrics, extrusions, and	industries, as well as
	coatings);	mergers and acquisitions.
Also Director, Detrex Corp.
and Strattec Security Corp.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS.  UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

The Directors whose terms are continuing, and the classes to which they have been elected, are set forth below. Each Director whose term is continuing was elected to his present term of office by a vote of shareholders at a meeting for which proxies were solicited.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2012:

David. B. Rayburn. . . .	Retired President and	As a former CEO of a public	July 2000
Age 63	Chief Executive Officer,	company, Mr. Rayburn has
	Modine Manufacturing	experience and skill sets in
	Company,	strategic planning, financial
	Racine, Wisconsin	oversight, compensation policy
	(A manufacturer of heat	and practices as well as
	exchange equipment)	organizational structure. In
addition, Mr. Rayburn’s
background includes
international business, mergers
and acquisitions, engineering and
manufacturing in an industry
related to the Corporation.

Malcolm F. Moore. . . .	President, Port Royal Part-	Mr. Moore is the recently	October 2006
Age 61	ners, LLC, Naples, Florida	retired CEO of a public company.
	(An enterprise focusing on	His experience includes strategic
	investments in the marine	planning, financial oversight,
	industry);	including holding the position of
	Retired President and Chief	CFO, compensation policy and
	Executive Officer,	practices, and organizational
	Gehl Company,	development. Mr. Moore has
	West Bend, Wisconsin	extensive international
	(A manufacturer and	experience in manufacturing and
	distributor of compact	engineering related industries.
equipment for construction
and agricultural markets)

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2013:

John H. Batten . . . . . .	President and	Mr. Batten is a sitting COO of a	December 2002
Age 46	Chief Operating Officer,	public company. His skill sets
	Twin Disc, Incorporated	include strategic and operational
	since July 2008;	planning, financial oversight, and
	formerly Executive Vice	organizational development as
	President since October 2004,	well as extensive domestic and
	and Vice President and General	international experience in en-
	Manager, Marine & Propulsion	gineered products and a complex
	since 2001	manufacturing environment.

Harold M. Stratton II. .	Chairman and	Mr. Stratton is a sitting CEO of a	July 2004
Age 63	Chief Executive Officer,	public company. In this capacity
	Strattec Security Corporation,	he has the requisite strategic
	Milwaukee, Wisconsin	planning, financial oversight,
	(A leading manufacturer of	compensation and organizational
	mechanical and electro-mechan-	experience for a director
	ical locks, latches, power	assignment. In addition, he has
	opening/closing systems and	experience in international
	related security/access	markets in an industry that has
	control products for global	complex manufacturing and a
	automotive manufacturers)	high engineering content.

Michael C. Smiley. . . .	Chief Financial Officer,	Mr. Smiley is a sitting CFO of a	April 2010
Age 52	Zebra Technologies Corp.,	public company. His
	Lincolnshire, Illinois	competencies include strategic
	(A provider of a broad	planning, financial oversight,
	range of innovative technology	mergers and acquisitions,
	solutions to identify, track, and	extensive domestic and
	manage the deployment of	international experience in
	critical assets for improved	complex manufacturing and
	business efficiency)	engineered and technology
products.

  John H. Batten is the son of Chairman and Chief Executive Officer Michael E. Batten.

PROPOSAL 2:  ADVISORY VOTE ON THE COMPENSATION OF
THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is holding a separate, non-binding advisory vote seeking approval of the compensation of the Corporation’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this Proxy Statement.  This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Corporation’s fiscal 2011 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, and in particular the “Executive Summary” portion of the Compensation Discussion and Analysis, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for short-term and long-term performance of the Corporation.  A significant portion of the potential compensation of the Corporation’s Named Executive Officers is directly linked to the Corporation’s performance and the creation of shareholder value, and payments under the Corporation’s incentive programs have correlated to the Corporation’s actual performance.  For example, consistent with the overall improvement in the Corporation’s performance over the past fiscal year, each of the Named Executive Officers received an annual incentive under the Corporate Incentive Plan equal to 170% of their target bonus amount.  However, none of the long-term awards granted to the Named Executive Officers in fiscal 2009 vested at the end of the three-year performance period that ended June 30, 2011, which is consistent with the long-term financial performance of the Corporation over the past three fiscal years.

The Corporation also maintains compensation practices that are aligned with sound governance practices.  For example, the Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.  In addition, the Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

This shareholder vote is advisory, and therefore not binding on the Corporation.  However, the Board of Directors and the Compensation Committee will take the results of the vote into consideration in addressing future compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3:  ADVISORY VOTE ON THE FREQUENCY OF
THE VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is also holding a separate, non-binding advisory vote on how frequently the advisory vote on the compensation of the Corporation’s Named Executive Officers (the “Say on Pay” vote) should be held.  As set forth on the proxy card, shareholders may vote to have a “Say on Pay” vote every one, two, or three years, or they may abstain from voting.

The Board of Directors has determined that holding the “Say on Pay” vote EVERY YEAR is the best approach for the Corporation.  Holding this vote every year will enhance shareholder communication by providing shareholders a clear, simple way to express their sentiment regarding the Corporation’s executive compensation practices.

This shareholder vote is advisory, and therefore not binding on the Corporation.  However, the Board of Directors will take the results of the vote into consideration in addressing the frequency of future “Say on Pay” votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “EVERY YEAR” AS TO THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE ON THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED IN FAVOR OF AN “EVERY YEAR” FREQUENCY OF THE SAY ON PAY VOTE.

PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending June 30, 2012, including service to our consolidated subsidiaries.  PricewaterhouseCoopers has acted in this capacity since 1928.  A representative of PricewaterhouseCoopers will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.  Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required.  However, the Audit Committee deems it good corporate governance to submit the selection of PricewaterhouseCoopers to the stockholders for ratification.

Fees To Independent Registered Public Accounting Firm

Audit Fees
Aggregate fees billed for professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Company’s consolidated financial statements as of and for the years ended June 30, 2011 and June 30, 2010, including statutory audits of the financial statements of the Company’s affiliates, and (ii) the limited reviews of the Company’s quarterly financial statements were $826,000 and $685,000, respectively.

Audit-Related Fees
Aggregate fees billed for professional services rendered by PricewaterhouseCoopers for assurance and services reasonably related to the performance of the audit or review of the Company’s financial statements not included in audit fees above were $6,000 and $14,000 for the years ended June 30, 2011 and 2010, respectively.

Tax Fees
In addition to the other fees described above, aggregate fees of $370,000 and $112,000 were billed by PricewaterhouseCoopers during the years ended June 30, 2011 and 2010, pertaining to tax related services. Included in this amount are fees for tax compliance services of $205,000 and $108,000 during the years ended June 30, 2011 and 2010, respectively.

All Other Fees
During the years ended June 30, 2011 and 2010, PricewaterhouseCoopers billed aggregate fees totaling $22,000 for mergers and acquisitions due diligence and $0, respectively.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Company's financial statements were at all times compatible with maintaining PricewaterhouseCoopers’ independence.

Pre-Approval Policies And Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees.  Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed.  For the year ended June 30, 2011, 100% of audit-related, tax and other fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2012.  UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

CORPORATE GOVERNANCE

The Corporation's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated Bylaws.  Members of the Board of Directors are kept informed of the Corporation’s business through discussions with the Chairman and Chief Executive Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Corporation has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rule changes made or proposed by the Securities and Exchange Commission and the NASDAQ Stock Market.  We believe that our current policies and practices meet all applicable requirements.  Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com, and/or through appropriate mailings.

Board Independence

The Corporation requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside Directors.  "Independent Director," as used here, means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  At a minimum, to qualify as "independent," a Director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market.  The Nominating and Governance Committee of the Board assesses independence on an ongoing basis, and the Directors are responsible for bringing to the attention of the Nominating and Governance Committee any changes to their status that may affect independence.  In addition, the Directors are required to complete, on at least an annual basis, a questionnaire prepared by the Corporation that is designed to elicit information that relates to the independence assessment.  A majority of the current Board of Directors are independent Directors.

The Board has determined that the following Directors are independent within the meaning of the SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance:  Messrs. Doar, Moore, Rayburn, Smiley, Stratton and Zimmer.

Board Leadership Structure

The Corporation currently combines the roles of Chairman and Chief Executive Officer.  The Board of Directors believes that combining these positions best serves the interests of the Corporation by providing clear direction and a unified voice, especially in light of the substantial experience that our current Chairman and Chief Executive Officer has with the Corporation.  Mr. M. Batten’s in-depth knowledge of the Corporation’s products, customers, history and values allows him to set appropriate agendas and provide leadership for the full Board, as well as to lead effectively the Corporation’s management team in the execution of the Board’s decisions and the day-to-day operations of the Corporation.

The Corporation has not designated a specific independent Director as lead outside Director.  Instead, each of the independent Directors on the Board chairs the executive sessions of the Board on a rotating basis.  The Board meets in executive session in conjunction with each regularly scheduled meeting of the full Board of Directors.  Over the course of a year, all or nearly all of the independent Directors will chair an executive session of the Board.  The Board of Directors believes that sharing responsibility for chairing executive sessions of the Board allows each of the independent Directors to take a more active role in the leadership of the Corporation, and results in the diversity of viewpoints of the independent Directors to be more readily heard.

Board’s Role in Risk Oversight

The Corporation’s Board of Directors is ultimately responsible for overseeing the Corporation’s approach to business risks that it faces.  The Board receives regular reports from the Corporation’s management regarding significant developments in the industries and markets in which the Corporation competes, as well as information regarding the Corporation’s financial performance, capital needs and liquidity.  With the assistance of management, the Board regularly identifies the risks that are most significant to the Corporation.  The Board’s agendas are planned so that each of these risks, the potential exposure they create, management’s efforts to manage those risks and other mitigating activities, are discussed at least annually.  Risk management is also an integral part of the Corporation’s annual strategic planning process, and risks identified through that process are also reviewed and discussed by the full Board.

Various committees of the Board also have roles in the oversight of risk management.  In particular, the Audit Committee focuses on financial risk, including the Corporation’s internal controls regarding finance, accounting, legal compliance and ethical behavior.  The Compensation Committee evaluates risks that may be created by the Corporation’s compensation policies and practices, and also annually reviews the adequacy and status of the Corporation’s management succession plans.  The Finance Committee regularly reviews and evaluates the Corporation’s risk management insurance portfolio and overall financial management of the Corporation.  The Pension Committee reviews and evaluates risks associated with the Corporation’s qualified and nonqualified retirement plans, including funding status, investment risk, asset allocation and projected liabilities.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics ("Guidelines") summarize the compliance and ethical standards and expectations we have for all our employees, officers and Directors with respect to their conduct in furtherance of the Corporation’s business.  The Guidelines, which are available on the Corporation’s website, www.twindisc.com, contain procedures for reporting suspected violations of the provisions contained in the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters.  These materials are also available in print to any shareholder upon request.  If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website or in a current report on Form 8-K.  In addition, if a waiver from the Guidelines is granted to an executive officer or Director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

Review, Approval or Ratification of Transactions with Related Persons

Our Guidelines also specifically require that all employees, officers and Directors refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Corporation or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Corporation.  The Guidelines include policies on the review and approval of significant transactions between the Corporation and its officers or employees, and their relatives or businesses.

At the end of each fiscal year, each Director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the year or any proposed transaction that involves the Corporation (or any subsidiary or affiliate of the Corporation) and that individual, their immediate family and any entity with which they or such immediate family member are associated.  All responses to the questionnaires are reviewed by the Company’s internal auditor and shared with the CEO and Audit Committee, as appropriate.  Based upon such review, there were no related party transactions with respect to persons who were Directors or officers during fiscal 2011 requiring disclosure under the rules of the Securities and Exchange Commission.

DIRECTOR COMMITTEES AND ATTENDANCE

Meetings of the Board Of Directors and Board Committees; Attendance

The Corporation’s Board of Directors met six times during the year ended June 30, 2011.  Among incumbent Directors, there were no absences from these meetings.  The Audit Committee met five times during the year.  The Pension Committee met four times during the year.  The Nominating and Governance Committee met two times during the year.  The Compensation Committee met two times during the year.  The Finance Committee met two times during the year.  Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which the Director served.

Director Committee Functions

Audit Committee

The Corporation has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The charter of the Audit Committee is available on the Corporation's website, www.twindisc.com.  It was most recently revised on April 15, 2011.

All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance.  The Board of Directors has determined that each Audit Committee member (Mr. Zimmer, Mr. Doar, Mr. Smiley and Mr. Stratton) qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee's purpose is to assist the Board of Directors in monitoring the:

● Integrity of the Corporation's financial statements;
● Independent auditor's qualifications and independence;
● Performance of the Corporation's internal audit function and the independent auditors; and
● Corporation's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

● Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;

● Retains, as necessary or appropriate, independent legal, accounting or other advisors;

● Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and reviews the activities and recommendations of the Corporation's internal auditing program;

● Monitors the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's independent auditors about draft annual financial statements and key accounting and reporting matters;

● Determines whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence); and

● Annually reviews management's programs to monitor compliance with the Corporation's Guidelines for Business Conduct and Ethics.

Finance Committee

The Finance Committee assists the Board in fulfilling its oversight responsibilities for considering management’s proposed financial policies and actions, and making appropriate recommendations to the Board regarding: debt and capital structure, acquisitions, capital budgets, dividend policy and other financial and risk management matters.

Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors.  The Committee will consider nominees recommended by shareholders in writing to the Secretary.  In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Company, and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate.  The charter of the Nominating and Governance Committee is available on the Company's website, www.twindisc.com.  The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Company's Guidelines for Corporate Governance.

The Nominating and Governance Committee identifies candidates for Director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisers, or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein.  The Committee will also consider Director candidates recommended to the Committee by shareholders.  The procedures for recommendation of nominees by shareholders are available on the Corporation’s web site, www.twindisc.com.  Shareholder recommendations to the Committee for Director candidates shall follow the following procedures:

a.	The Committee must receive any such shareholder recommendations for Director candidates on or before the last business day in the month of March preceding that year's annual meeting.

b.	Such recommendation for nomination shall be in writing and shall include the following information:
i.	Name and address of the shareholder, whether an entity or an individual, making the recommendation;
ii.	A written statement of the shareholder’s beneficial ownership of the Corporation's securities;
iii.	Name and address of the individual recommended for consideration as a Director nominee;
iv.	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director;
v.	A written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;
vi.	A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities;
vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest; and
viii.	Any other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors under the Securities Exchange Act.

c.	Recommendation for nomination must be sent to the attention of the Committee via the U.S. Mail or by expedited delivery service, addressed to:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: Nominating and Governance Committee
c/o Secretary of Twin Disc, Incorporated

In identifying potential candidates, the Committee confirms that the candidates meet all of the minimum qualifications for Director nominees set forth below.  The Committee does not have a formal diversity policy, but it does consider a candidate’s potential to contribute to the diversity of viewpoints, backgrounds or experiences to the Board as one of many factors in choosing a candidate for the Board.  In the end, candidates are selected based on their qualifications and skills and the needs of the Board as a whole, with the goal of having a Board composed of Directors with a diverse mix of financial, business, technological and other skills and experiences.  The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process.  The Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board.  There is no difference in the manner by which the Committee evaluates potential Director nominees, whether recommended by the Board or by a shareholder.

The Committee evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent shareholder interests using its diversity of experience.  A Director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Corporation.  A Director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee.  This does not preclude an otherwise qualified employee of the Corporation from serving as a Director, as long as the majority of Directors satisfy the independence requirements of the regulatory bodies.  Each Director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time.  The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

Compensation Committee

Scope of Authority - The primary purpose of the Compensation Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Corporation's Directors and executive officers; (ii) to produce an annual report for inclusion in the Corporation’s proxy statement on executive compensation; and (iii) to lead the process of management succession.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.  The charter of the Compensation Committee is available on the Corporation’s website at www.twindisc.com.

Composition - The Compensation Committee is composed exclusively of non-employee, independent Directors none of whom has a business relationship with the Corporation, other than in their capacity as Directors.  The Compensation Committee reports to the entire Board.

Role of Consultants - Periodically, the Compensation Committee engages an independent consultant to review its compensation program for the officers of the Corporation, in order to ensure market competitiveness.  During FY 2007, the Compensation Committee engaged Towers Perrin, now known as Towers Watson (“Towers”), a global human resources consulting firm, for this review for purposes of setting executive compensation for FY2008.  Towers provides the Compensation Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.  Although the Committee has engaged in a bi-annual independent review in the past, the review was cancelled for FY2009 due to deteriorating economic conditions and a resulting decision to reduce officer base salaries, as part of a corporate-wide cost reduction program.  The review was also cancelled for FY 2010, as the Compensation Committee decided to restore officer base salaries to their prior levels.  In FY2011, the Compensation Committee again engaged Towers to review its compensation program, and the Compensation Committee considered the results of this review in setting executive compensation levels for FY2012.

Role of Executive Officers - The Compensation Committee makes all compensation decisions for the Chairman and Chief Executive Officer (Mr. M. Batten) and approves recommendations for compensation actions for all other elected officers of the Corporation.  Mr. M. Batten and Mr. J. Batten, the President and Chief Operating Officer, annually review the performance of each elected officer with the Compensation Committee.  Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation Committee, which may exercise its discretion in modifying any of the recommendations presented.  The Compensation Committee also reviews the performance of the Chairman and Chief Executive Officer.  It alone determines the salary adjustment, bonus payment and equity awards for this individual.

Compensation Committee Interlocks and Insider Participation - The members of the Compensation Committee are Malcolm F. Moore (Chair), David B. Rayburn and David R. Zimmer.  None of the Compensation Committee members are former executive officers of the Corporation.  See the “Board Independence” section for additional information concerning Director independence.  The Corporation had no “Compensation Committee Interlocks” as described by the SEC during fiscal 2011.

Pension Committee

The Pension Committee reviews and recommends to the Board for approval the pension fund’s professional advisors and auditors.  The Committee annually reviews actuarial assumptions, actuarial valuations, investment performance, funding policies and investment policies.

Committee Membership

In October of each year, the Board considers and approves committee membership for the coming year.  The Board’s committees are currently comprised of the following Directors; the Chairman of the Committee is listed first:
Nominating and
Audit	Finance	Pension	Compensation	Governance
Zimmer	Doar	Stratton	Moore	Rayburn
Doar	Rayburn	Doars	Rayburn	Moore
Smiley	Smiley	Moore	Zimmer	Stratton
Stratton				Zimmer

Attendance At Annual Meeting

The Corporation does not have a formal policy that its Directors attend the Annual Meeting of Shareholders because it expects them to do so and because the Corporation's Directors historically have attended these meetings.  All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting in conjunction with the Annual Meeting of Shareholders at the Corporation's headquarters.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual Directors on the Board through an established process for stockholder communication (“Stockholder Communication”) as follows:

1. Stockholder Communication to Entire Board.  For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: Chairman of the Board of Directors

2. Stockholder Communication to Individual Director.  For Stockholder Communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: [Name of Individual Director]

The Corporation will forward by U.S. mail any such Stockholder Communication to each Director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such Director and the Chairman of the Board.

Communications from an officer or Director of the Corporation and proposals submitted by stockholders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as Stockholder Communication only if such communications are made solely in such employee's or agent's capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members.  Please refer to the Corporation's website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the material components of compensation paid to the Corporation’s Chief Executive Officer, Chief Financial Officer, and its three most highly compensated executive officers for the fiscal year ended June 30, 2011 (the “Named Executive Officers”).  For the fiscal year ended June 30, 2011, the Named Executive Officers are:

•	Michael E. Batten, Chairman and Chief Executive Officer;
•	John H. Batten, President and Chief Operating Officer;
•	Christopher J. Eperjesy, Vice President – Finance, Chief Financial Officer and Treasurer;
•	James Feiertag, Executive Vice President; and
•	H. Claude Fabry, Vice President – International Distribution and Managing Director, Twin Disc International, S.A.

In this Compensation Discussion and Analysis, we will also explain the objectives of our compensation programs, why we pay the compensation we do and how that fits with the Corporation’s commitment to provide value to our shareholders.

Executive Summary

Through the Board’s Compensation Committee, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for short-term and long-term performance of the Corporation.  To fulfill these goals, the compensation of the Corporation’s Named Executive Officers consists of a mix of base salary, annual incentives and long-term incentives.  Base salary is intended to compensate the Corporation’s Named Executive Officers for services rendered during the fiscal year, their level of responsibility and experience within the Corporation, and their sustained individual performance. Annual incentives are designed to compensate the Named Executive Officers for achieving short-term corporate, business unit and individual performance goals.  Long-term incentives are intended to reward executives for sustained performance of the Corporation and are heavily weighted in favor of equity-related awards (performance stock, performance stock units and restricted stock) that are tied to the Corporation’s stock price.

A significant objective of the Corporation’s compensation philosophy is to align the interests of the Named Executive Officers with those of shareholders by paying for performance.  Key elements of the Corporation’s compensation program that support the pay for performance philosophy include the following:

•
The Corporation seeks to set compensation of its Named Executive Officers at the market median for companies of comparable size and in comparable industries, but also allows actual pay to vary from the market median depending on individual and company performance and length of service with the Corporation.

•
A significant portion of the compensation of the Corporation’s Named Executive Officers is tied to the performance of the Corporation, including annual incentives based on financial measurements that management of the Corporation considers important and long-term incentives that are heavily weighted in favor of equity-related awards (performance stock, performance stock units and restricted stock).

•	The Corporation has stock ownership guidelines for each of its Named Executive Officers, thereby aligning their long-term interests with those of shareholders.

•
In recent years, the Corporation has adjusted its compensation practices to reflect economic conditions.  For example, in FY2010, the Corporation suspended its annual Corporate Incentive Program and reduced the base salaries of each of its Named Executive Officers as part of a corporate-wide cost-reduction program.

The Corporation also maintains compensation practices that we believe are consistent with good governance.  For example:

•
The Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.

•	The Corporation’s long-term incentive compensation plan is designed to maximize the deduction for performance-based compensation under Section 162(m) of the Internal Revenue Code.

•
The Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

•	The Compensation Committee considers internal pay equity when making compensation decisions.

•	The annual Corporate Incentive Plan is performance-based and has caps on bonus payments.

•	The Compensation Committee annually evaluates the Corporation’s compensation programs to ensure that they do not encourage unnecessary risk taking.

The following provides a brief overview of the highlights of the compensation received by the Corporation’s Named Executive Officers for the fiscal year that ended June 30, 2011:

•
For FY2011, base salaries of the Corporation’s Named Executive Officers were restored to their FY2009 levels.  As noted above, the base salaries of the Named Executive Officers had been reduced in FY2010 as part of a Corporation-wide cost reduction program.

•
Consistent with the overall improvement in the Corporation’s performance over the past fiscal year, each of the Named Executive Officers received an annual incentive under the Corporate Incentive Plan equal to 170% of their target bonus amount.

•
Consistent with the long-term financial performance of the Corporation over the past three fiscal years, none of the long-term performance awards granted to the Named Executive Officers in FY2009 vested at the end of the three-year performance period that ended June 30, 2011.

Overview

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, implementing and monitoring the total compensation of the Corporation’s executive officers.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.  The Committee has adopted a charter that it uses when setting agendas and schedules for their meetings.  The charter can be found at http://ir.twindisc.com/charters.cfm .

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in our Corporation’s ability to execute business strategy and excel in the marketplace.  The Committee believes it is in the best interest of the Corporation and its shareholders to fairly compensate our executive team to encourage high-level performance, resulting in increased profitability of the Corporation.  Executives are compensated on the value of their contribution to the success of the Corporation, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual performance and performance of the Corporation.  In setting compensation, the Committee tries to ensure that the employees’ pay is fair when compared to others within the Corporation as well as when compared to employees at similar positions in other companies.  Twin Disc will pay for the value of the job to the Corporation, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our officers’ total compensation package are base salary, an annual incentive program, a long-term incentive program, and other benefits.  Base salary is intended to compensate the executive for the responsibilities and scope of the job, reward short-term performance, and aid in retention. The annual incentive program is intended to reward the achievement of corporate and business unit annual operating goals, which are key to the Corporation’s overall performance.  The long-term incentive program is intended to reward achievement of sustainable, long-term performance goals, and aid in the retention of the executive, aligning the executive’s rewards with those of the shareholder.   The goal of the Corporation’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

The Corporation believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with those of the shareholders.  To that end, the Corporation has adopted stock ownership guidelines.  Stock ownership targets are equal to five times annual base salary for the CEO, three times annual base salary for the President, two times annual base salary for the CFO and Executive Vice President, and one times annual base salary for the remainder of the officer team.  Officers have a period of four years to attain their targeted ownership level.  The Compensation Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.  Compliance is reviewed annually.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in service as of the end of any fiscal year.  However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.  The Committee generally seeks to structure compensation amounts and plans to meet the deductibility requirements under this provision.

The Committee seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code.  For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The Committee has structured the elements of the Corporation’s compensation program so that they are either not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Section 280G of the Internal Revenue Code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and results in the loss of the compensation deduction for such payments for the executive’s employer.  The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Section 280G.

Each year, the Committee reviews with management the design and operation of the Corporation’s compensation programs, including the performance objectives and target levels used in connection with awards under the Corporation’s annual and long-term incentive programs.  In addition, the Committee reviews all incentive plans for any risk mitigating factors such as stock ownership guidelines, claw back provisions, multiple performance metrics, a cap on the incentive payout, mix of incentive compensation to total direct compensation, discretionary evaluation components and vesting requirements.  The Committee also reviews the total maximum payout of the plans and the effect it has on the performance of the Corporation.  While the goals that the Committee establishes are challenging, the Committee has concluded that these goals do not provide employees of the Corporation an incentive to take unnecessary risk.  The Committee has concluded that the Corporation’s compensation policies and practices are not likely to have a material adverse effect on the Corporation.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Chairman and CEO (Mr. M. Batten) and approves recommendations for compensation actions for all other elected officers of the Corporation.

Mr. M. Batten, the Chairman and CEO, and Mr. J. Batten, the President and COO, annually review the performance of each elected officer with the Committee.  In addition, Mr. M. Batten reviews the performance of Mr. J. Batten with the Committee.  Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Committee.  The Committee may exercise its discretion in modifying any of the recommendations.

The Committee reviews the performance of the Chairman and CEO.  It alone determines the salary adjustment, bonus payment and equity compensation awards for Mr. M. Batten.

Setting Executive Compensation

Based on the Corporation’s compensation objectives, the Committee has structured the executive officers’ total compensation program to motivate executives to achieve the business goals of the Corporation and to reward them for achieving such goals.

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites.  Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including, but not limited to, scope of responsibilities, the Corporation performance, individual performance, and competitive market practices.

The Corporation looks to establish each element of total direct compensation (i.e., base salary, annual incentive compensation, and the annualized value of long-term incentive compensation granted during the year) near the market median (50th percentile) for companies of a similar size and industry.  Because a large portion of each executive’s long-term incentive compensation package consists of performance awards, actual payments of long-term incentive compensation and total direct compensation may fall significantly above or below the market median, based on the performance of the Corporation.

The Committee periodically engages an independent consultant to review its compensation program for the officers of the Corporation, in order to provide information regarding market median compensation levels and the blend of short-term compensation to long-term types of compensation. The consultant provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.  Historically, the consultant has not selected a peer group of companies to determine market competitiveness, but rather has used survey data compiled from several general industry compensation databases.  The consultant provides information to the Committee regarding the competitiveness of each element of compensation for comparable positions.  In addition to competitive data, the Committee considers the executive’s level of experience, length of service in his or her position, the level of responsibility of the position, the performance of the Corporation and sustained individual performance when setting or approving compensation levels.

The Committee engaged Towers Perrin, now Towers Watson (“Towers”), a global human resources consulting firm, in 2007 to provide compensation information for FY2008.  Towers presented competitive compensation data based on several databases which compiled information from the following surveys: Towers’ CDB Executive Compensation Database, 2006 Report; Towers’ CDB Executive Compensation Long-Term Incentive Plan Report; and Watson Wyatt’s Top Management Compensation Report, 2006/2007.  The names of the companies participating in the surveys are attached to this Proxy Statement under Appendix A.  In determining comparative compensation data most relevant to the Corporation, Towers excluded companies in certain industries (e.g., financial services) from the survey data, leaving several hundred companies of varying sizes in a wide range of businesses throughout general industry upon which it based its report to the Corporation.  For long-term compensation information, companies with more than $1 billion in revenues were also excluded.  The determination of which companies were used for comparison purposes was made exclusively by Towers; neither the Committee nor management of the Corporation custom-selected a list of peer group companies.

From this survey data, competitive pay levels were determined through regression analysis, a statistical technique that considers the relationship between total revenues and compensation.  The Committee received information on the 25th, 50th and 75th percentiles of each element of executive compensation for comparable executive positions.  Comparable data was available for all of the then-named executive officers except for Mr. Fabry, whose position within the Corporation is unique enough that no comparable executive positions were found within the survey data.

The survey data showed that the FY2007 base compensation figures for each of the named executive officers for whom comparable data was available was between the 25th and 50th percentiles, except for Mr. J. Feiertag, whose base salary was slightly above the 50th percentile.  The survey data also showed that the FY2007 total direct compensation of Mr. M. Batten was between the 25th and 50th percentiles, and that the total direct compensation of the remaining named executive officers for whom comparable data was available was between the 50th and 75th percentiles.

The Committee used the information from Towers, along with recommendations from the CEO for non-CEO executive positions, in determining each executive’s compensation package for FY2008.  The Committee did not use this information in a formulaic manner when determining each executive’s compensation, but rather took this information under consideration, believing an executive’s compensation to be competitive if it fell within a band of plus or minus 15% from the competitive median of data.  For FY2008, the base salary of each named executive officer for whom comparable data was available was set within 10% of the competitive median.  The target annual incentive bonus as a percent of base salary was set at the competitive median for each named executive officer for whom comparable data was available except for Mr. M. Batten, whose target annual incentive bonus as a percent of base salary was set slightly below the competitive median.

Historically, a compensation consultant has been engaged to provide competitive compensation data every two years.  Assuming an executive is at or near the market median for his or her position, salary increases for years that the Committee does not engage an independent consultant are determined using several factors.  First, the financial results of the Corporation are used to determine the amount of a merit pool that may be available across the entire Corporation.  Next, the Committee obtains general information from various sources regarding broad market trends in executive compensation. The Committee also reviews whether the Corporation and the executive team have achieved their overall objectives for the fiscal year.  Finally, the Committee evaluates whether each executive’s individual performance objectives have been achieved and to what level.  These factors will determine whether the executive will achieve an average increase (based on the merit pool and broad market trends), an above average increase or a below average increase.

For FY2009, the Committee followed the process described above and determined, based on the amount of the merit pool available across the entire Corporation and broad market trends, that the average increase of each named executive officer’s base salary should be 4%.  Mr. J. Batten was given a 17% increase in base compensation due to his promotion to the position of President of the Corporation.  However, since he was new to this position, his base compensation was below the Committee’s determination of the market median for similar positions at companies of similar size within the manufacturing industry.

The Committee did not engage a compensation consultant to provide a detailed independent review of the Corporation’s executive compensation for FY2010 due to deteriorating economic conditions and a decision to reduce officer base salaries between five and thirteen percent, as part of a Corporation-wide cost reduction program.  For FY2011, the Committee decided to restore the base salaries of the Corporation’s executive officers to the levels they were receiving prior to these salary reductions, and again did not engage a compensation consultant to provide an independent review of the Corporation’s executive compensation.

For FY2012, the Committee has engaged Towers to provide an independent review of the executive compensation program.  Towers provides information to the Committee on market practices and alternatives to consider when determining total compensation for our executives.

Base Salary

The Corporation provides executive officers with a base salary to compensate them for services rendered during the fiscal year, their level of responsibility and experience within the Corporation, and their sustained individual performance.  Individual performance is measured through the Corporation’s annual performance evaluation process.  Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee.  As discussed above, salary levels are compared to the market median (i.e. 50th percentile), as determined by using local, national and industry specific survey data and as determined by external consultants, in order to ensure executives are paid a competitive salary, aiding in attraction and retention.

Base salary adjustments, as may be appropriate, are determined annually and may be based on individual, team or Corporation performance results, as well as other factors including changes to job scope or responsibilities.

The Corporation uses a performance management system to set individual objectives for each executive.  This system allows for the annual evaluation of both performance goal achievement and competency development.  When evaluating individual performance, the committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management system.

Market adjustments to base salary may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years.  Market adjustments may also be used to retain valuable employees in a competitive labor market.

The Committee determines and approves base salary adjustments for the CEO, and approves base salary adjustments for the members of the executive officer team, based on the recommendations from the CEO or COO.  Generally, executive base salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

For FY2010, due to economic conditions, the Corporation instituted a cost reduction program.  As a part of the program, the Committee approved the following base salary reductions for the five Named Executive Officers:  Mr. M. Batten, -13%; Mr. J. Batten, -7%; Mr. Eperjesy, -6%; Mr. Feiertag, -6%; and Mr. Fabry, -5%; effective the first complete payroll in July 2009.

For FY2011, the Committee approved a restoration of base salaries to FY2009 levels.  Effective beginning July 2010, the base salaries of the five Named Executive Officers were increased as follows:  Mr. M. Batten, 14.95%; Mr. J. Batten, 7.53%; Mr. Eperjesy, 6.32%; Mr. Feiertag, 6.32%; Mr. Fabry, 5.26%.

For FY2012, the Committee approved the following increases to base salaries for the five Named Executive Officers, effective beginning the first payroll period in October 2011:  Mr. M. Batten, 5.3%; Mr. J. Batten, 10.0%; Mr. Eperjesy, 5.9%; Mr. Feiertag, 5.2%; Mr. Fabry, 3.0%.

Annual Incentive Compensation

Executive officers and selected key management participate in an annual incentive plan called the Corporate Incentive Plan (“CIP”).  This plan provides executives with annual cash incentives for achieving corporate, business unit and individual performance goals.  Specific annual performance goals are based on Economic Profit measures (earnings in excess of the Corporation’s cost of capital) and other initiatives of the Corporation that are determined annually.

For FY2011, each Named Executive Officer’s CIP award was based on the following:

Objective	Weight	Target	Actual
Economic Profit (defined as earnings in excess of the Company’s cost of capital)	70%	Target: Economic Profit = $2,000,000 Threshold – Economic Profit = $1 Maximum: Economic Profit = $4,000,000	Result= $10,744,806 Payment = 200% of Target
Inventory (as a percentage of sales revenue)	15%	Target = 27% Threshold = 29% Maximum = 25.4%	Result =31.9% Payment = 0% of Target
Sales Revenue	15%	Target = $274,779,781 Threshold = $261,040,792 Maximum = $288,518,770	Result = $310,392,644 Payment = 200% of Target

For FY2011, the target bonus percentages of base salary were 70% for Mr. M. Batten, 50% for Messrs. J. Batten, Eperjesy and Feiertag, and 40% for Mr. Fabry.  Based on the above formulas and the Corporation’s performance, the CIP paid at 170% of the target bonus percentages.  As a result, Mr. M. Batten received a CIP bonus of $649,740  ($546,000  base salary x 170% x 70%); Mr. J. Batten received a CIP bonus of $255,000  ($300,000 base salary x 170% x 50%); Mr. Eperjesy received a CIP bonus of $243,100  ($286,000 base salary x 170% x 50%); Mr. Feiertag received a CIP bonus of $243,100  ($286,000 base salary x 170% x 50%); and Mr. Fabry received a CIP bonus of $185,527 (€189,468 base salary x 170% x 40% x exchange rate conversion factor of 1.44).  In addition to the calculated bonus, Mr. J. Batten, Mr. Eperjesy and Mr. Feiertag also received an additional discretionary award, a component of the CIP program, of $30,000, $24,250 and $24,250, respectively, for their exceptional contributions to this year.

The following definitions are used in the calculations of “Economic Profit,” a key component of the CIP:

Economic Profit is defined as the return on investment in excess of the Cost of Capital.  It is calculated by taking Net Operating Profit after Tax (“NOPAT”) less (or as a percentage of) a Capital Charge (Invested Capital x Cost of Capital).

Invested Capital is defined as total assets less non-interest bearing liabilities less accrued retirement benefits.

Cost of Capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity.  For FY2011, the cost of capital has been calculated at 9% (after taxes).

The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments.  It also reviews and approves annual goals, and certifies the achievement of performance targets, based on the financial statements of the Corporation.

An executive’s incentive payment under the CIP may be increased or decreased by up to 20%, at the discretion of the Committee, based on the recommendations of the CEO, if the executive’s individual performance goals are either exceeded or not achieved.  The Committee alone makes decisions regarding the Chairman and CEO’s annual incentive award.

Cash incentive payments are made after the end of each fiscal year, dependent upon corporate or subsidiary goal achievement.  In no event may the payout be more than 200% of the target.

The Committee reviewed and approved the performance goals recommended for the FY2012 CIP. The CIP will pay out if certain Economic Profit, inventory, and sales growth performance goals are achieved.

The Committee reviewed the recommendations and approved the target bonus percentages for each officer. The Committee discussed and determined the bonus percentage amount for Mr. M. Batten. For FY2012, the target bonus percentage of base salary will be 70% for Mr. M. Batten, 50% for Messrs. J. Batten, Eperjesy and Feiertag, and 40% for Mr. Fabry.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2004 Long-Term Incentive Compensation Plan (“2004 LTI Plan”) provides for the opportunity for officers and key employees of the Corporation (and its subsidiaries) to acquire common stock of the Corporation or cash payments via stock options, stock appreciation rights, restricted stock, performance stock awards, performance stock unit awards or performance unit awards.  In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding the appropriate type of long-term incentives for each executive.

Because of the limited number of outstanding shares and potential for ownership dilution, the long-term incentive program currently emphasizes the use of restricted stock, performance stock awards and performance stock unit awards, which typically require fewer shares to achieve a competitive, long-term incentive compensation opportunity than would otherwise be required if only stock options were granted.

The granting of performance stock and performance stock units encourages a pay for performance approach, aligning the interests of the executive with the economic goals of the Corporation and the shareholders.  In order to promote greater equity ownership by the Named Executive Officers, the ratio of performance stock to performance stock units is usually approximately 2 to 1, except that Mr. M. Batten’s performance awards are heavily weighted in favor of performance stock units in light of his significant ownership interest in the Corporation.

The granting of restricted stock is based on a number of factors that include rewarding sustained individual performance, increasing an executive’s ownership in the Corporation, and addressing retention concerns.  Restricted stock may also be used to incent executives in times of global economic instability when future values of stock options, performance stock and performance stock units become more unpredictable.

The composition of an executive’s long-term compensation – i.e. performance stock, performance stock units and restricted stock – is determined by the Committee.  The executive has no role or choice whether to receive incentive compensation in the form of performance stock, performance stock units, restricted stock, or other forms.

The Committee establishes the vesting criteria, including the performance goals that must be achieved in order for the award to vest.  Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year cycle period.

The Committee uses external consultants and survey information as a guideline when considering long-term incentive awards for management.  They review competitiveness of the LTI Plan annually and obtain a periodic independent review.  In addition, the Committee reviews and approves LTI Plan changes as necessary, and ensures the LTI Plan’s compliance with shareholder approval requirements.

In FY2011, Mr. M. Batten received an award of performance stock units, and all of the other Named Executive Officers received awards of performance stock and performance stock units.  In order for the performance stock and units to vest at target levels, the amount of the Corporation’s Economic Profit (cumulative net operating profit after taxes (“NOPAT”) less the Corporation’s cumulative capital charge) for the cumulative three fiscal-year period ending June 30, 2013 must be greater than or equal to $1.00.  The maximum payout will occur if Economic Profit reaches $2,000,000; a threshold payout will occur if Economic Profit reaches -$2,000,000.  The maximum payout will be 120% of the shares or units granted.  No shares will vest if performance is less than threshold.  These awards were granted from the 2004 LTI Plan.

The Corporation’s capital charge is calculated by multiplying invested capital times the cost of capital.  Invested capital is defined as total assets less non-interest bearing liabilities, less accrued retirement benefits.  Cost of capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity.  For FY2011, the cost of capital has been calculated at 9%, after taxes.

In light of global economic instability, to incent and retain the Corporation’s executives, shares of restricted stock were also granted to all Named Executive Officers in FY2011.  These shares will vest July 29, 2013 provided the executive remains employed with the Corporation until the vesting date.

In July 2011, the Committee reviewed the performance objective established in July of 2008 for the vesting of Performance Stock and Performance Stock Units granted in July 2008.  The objective is listed below:

The amount of the Corporation’s Economic Profit (measured as the difference between the Corporation’s cumulative net operating profit after taxes and the Corporation’s cumulative capital charge) for the cumulative three fiscal year period ending June 30, 2011, as specified in the table below:

Cumulative Economic Profit as of June 30, 2011

Maximum	$12,000,000
Target	$10,000,000
Threshold	$8,000,000

The Committee determined, subject to audit, that actual Economic Profit for the cumulative three year period ending June 30, 2011 did not achieve the threshold level of payout.  As a result, no performance stock or performance stock units granted to Named Executive Officers in July 2008 vested, and thus were forfeited.

The Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (“2010 LTI Plan”) was approved by shareholders at the annual meeting in October of 2010.  The 2010 LTI Plan also provides an opportunity for officers and key employees of the Corporation to acquire common stock of the Corporation or cash payments through the means described above, and adds an additional vehicle – restricted stock units – to the possible awards under the LTI plan.  The Corporation did not make any awards in FY2011 under the 2010 LTI Plan.

Benefits

In addition to cash compensation and cash/stock incentive programs, the Corporation believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits and perquisites.  The Committee annually reviews the Corporation’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary.  It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of a program to any specific executive.

Qualified Retirement Plans

The Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Savings Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.  The Savings Plan was established August 1, 2009 to provide a retirement benefit similar to the one previously provided under the Twin Disc, Incorporated Retirement Plan for Salaried Employees, discussed below.

Employer contributions under the Savings Plan are based on a percentage of annual compensation, from 4.5% to 6.5%, based on years of service.  This contribution is deposited into an individual investment account, in which the individual directs his or her own investment elections, within an array of choices.

The Savings Plan does not allow employee contributions.  Employer contributions, which are made annually, are immediately 100% vested.

The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.  The Retirement Plan was amended to freeze future benefit accruals as of August 1, 2009.

Prior to January 1, 1997 benefits in the Retirement Plan were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service.  As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. M. Batten is the only Named Executive Officer eligible for an accrued benefit under the Retirement Plan with 27 years of pre-January 1, 1997 credited service.

The Retirement Plan was amended on January 1, 1997 to add a cash balance formula for post January 1, 1997 accruals.  Benefits under the Retirement Plan are generally equal to the sum of the benefits as frozen on December 31, 1996, plus benefits that accumulated under the cash balance formula from January 1, 1997 through July 31, 2009.  Benefits under the cash balance formula are generally stated as a lump sum amount, but may be distributed as a lump sum or as an annuity.  Prior to August 1, 2009, accruals under the cash balance formula were based on a percentage of compensation, from 4.5% to 6.5%, based on years of service, with interest credits at the thirty-year U.S. Treasury Bond rate, or other such rate mandated by the IRS in substitution of the 30-year Treasury rate, with a minimum guarantee of 3%.

The Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after-tax (Roth) basis.  The Corporation will match 50% of the first 6% of pay that is contributed to the 401(k) Plan.  All contributions to the 401(k) Plan, as well as any matching contributions, are fully vested upon contribution.

Supplemental Executive Retirement Plan

The Corporation extends a supplemental retirement plan, called the Twin Disc, Incorporated, Supplemental Executive Retirement Plan (“SERP”), to qualified officers.  Historically the SERP has provided benefits in excess of what the SERP participants would have received under the Company’s defined benefit pension plan, but for certain limits under the Internal Revenue Code.  For those who were participants in the plan before January 1, 1998 (only Mr. M. Batten), the SERP benefit was calculated as an annual benefit approximating 50% of highest rate of pay (salary plus bonus) attained during a specified period, minus amounts accrued under the Corporation’s qualified defined benefit plan.  The plan also preserved the level of benefits that had accrued prior to 1998.For those who became participants after January 1, 1998 (including Mr. Feiertag, Mr. J. Batten and Mr. Eperjesy) the SERP benefit was calculated as the additional benefit that the participant would have received at retirement under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees and the frozen Twin Disc, Incorporated Retirement Plan for Salaried Employees, but for the limitation on compensation used in determining benefits under those plans.

On July 29, 2010, the Corporation amended and restated the SERP to reflect changes to the qualified retirement plans offered to its officers.  As mentioned above, on August 1, 2009 the Corporation froze its defined benefit plan and adopted a new defined contribution plan that covers its Named Executive Officers.  The purpose of the SERP restatement was to refer to both the frozen defined benefit plan and the new defined contribution plan.  Because the new defined contribution plan is an individual account plan, the SERP benefits of all Named Executive Officers except Mr. M. Batten were restated as individual accounts, based on the present value of their SERP benefits as of August 1, 2009.  Mr. M. Batten is the only Named Executive Officer whose benefit under the Company’s frozen defined benefit plan includes amounts accrued under the frozen pension formula, and his SERP benefit continues to be expressed as a more traditional pension formula.  The restated SERP also revises the formula to provide Mr. M. Batten a SERP benefit that is at least equal to the present value of his SERP benefit as of July 1, 2010, adjusted for certain interest credits through his retirement.

The SERP benefit is payable in two lump sum payments, which are paid on the first and second February 1 in the years following retirement.  The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

Executive Life Insurance

The Corporation provides an endorsement split-dollar life insurance benefit to the US-based Named Executive Officers.  While employed, the death benefit for an executive is generally equal to three times his or her annual base salary, although exceptions may occur due to other compensation arrangements. At the later of retirement or the 15th anniversary of the policy, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value.  At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive.  Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

Change in Control Agreements

The Corporation has change in control agreements with each of its executive officers.  If a change in control occurs (as defined in the agreements) and the executive thereafter terminates employment under circumstances specified in the agreements, the executive is entitled to certain severance benefits. Severance benefits for Mr. M. Batten consist of the sum of his annual base salary (as defined in the agreement) in effect immediately prior to the circumstances giving rise to his termination, plus his most recent annual bonus, times a multiple of 2.5.  Severance benefits for other Named Executive Officers would consist of the sum of the executive’s annual base salary (as defined in the agreements) in effect immediately prior to the circumstances giving rise to the executive’s termination, plus the executive’s most recent annual bonus, times a multiple which is the lesser of 2.0 (1.5 for Mr. Fabry) or the number of whole and fractional years between the termination date and the executive’s normal retirement date.  In addition, the executive would be entitled to the cash value over the exercise price of any shares of common stock subject to unexercised stock options held by the executive, all performance stock and performance stock unit awards would vest and fringe benefits would continue for 24 months following termination.  The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance stock and performance stock unit award agreements and restricted stock agreements between the Corporation and its Named Executive Officers have certain change in control provisions.  Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance stock and performance stock units shall immediately vest as if the performance objectives had been fully achieved, and all restricted shares shall become freely transferable and non-forfeitable.

Other Personal Benefits and Perquisites

Twin Disc’s Named Executive Officers, along with other executive officers and senior management, are occasionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important initiatives of the Corporation.  An item is not a perquisite if it is integrally related to the performance of the executive’s duties.  Perquisites are included in the Summary Compensation Table and footnoted if their value exceeds $10,000.

Summary Compensation Table

The following table summarizes the “total compensation” of the Corporation’s Chief Executive Officer, Chief Financial Officer, and its three most highly compensated executive officers for the fiscal year ended June 30, 2011.  It should be noted that the total compensation as reported by the Summary Compensation Table follows specific SEC requirements for reporting compensation, and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

Name and Principal Position	Year	Salary	Bonus	Stock(1) Awards	Option Awards	Non-Equity(2) Incentive Plan Compensation	Change (3)(4) in Pension Value and Nonqualified Deferred Compensation Earnings	All Other(5) Compensa- tion	Total

Michael E. Batten	2011	$546,000		$1,033,518		$649,740	$266,250	$71,804	$2,567,312
Chairman and Chief	2010	$477,731		$290,104		$0	$91,829	$54,984	$914,648
Executive Officer	2009	$541,154		$1,215,100		$0	$138,198	$49,234	$1,943,686

John H. Batten	2011	$300,000	$30,000 (6)	$581,808		$255,000	$4,421	$58,303	$1,229,532
President and Chief	2010	$279,808		$157,165		$0	$28,365	$48,309	$513,647
Operating Officer	2009	$289,625		$576,125		$0	$24,422	$44,885	$935,057

Christopher J. Eperjesy	2011	$286,000	$24,250 (6)	$417,354		$243,100	$3,297	$57,825	$1,031,826
Vice President – Finance,	2010	$269,654		$108,402		$0	$19,531	$45,391	$442,978
CFO and Treasurer	2009	$283,462		$387,575		$0	$21,921	$38,957	$731,915

James E. Feiertag	2011	$286,000	$24,250 (6)	$404,414		$243,100	$4,421	$73,434	$1,035,619
Executive Vice President	2010	$269,654		$108,402		$0	$20,221	$63,136	$461,413
	2009	$283,462		$387,575		$0	$23,799	$58,300	$753,136

H. Claude Fabry (7)	2011	$256,119		$146,533		$185,527	$78,285	$56,098	$722,562
Vice President - Int’l	2010	$226,763		$43,450		$0	$39,417	$53,968	$363,598
Distribution and Managing	2009	$231,621		$135,815		$0	$20,540	$31,499	$419,475
Dir., Twin Disc Int’l S.A.

(1)
Reflects the grant date fair value for each Named Executive Officer as reported in our audited financial statements.  This value was computed in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures.  The performance awards are calculated as of the grant date, based on the most probable outcomes of the respective performance goals.  The assumptions made in the valuations are discussed in Footnote K to our 2011 financial statements.  The grant date fair values of the performance-based awards granted in fiscal 2011, assuming the maximum performance goal is achieved, are as follows: Mr. M. Batten, $893,699; Mr. J. Batten, $448,324; Mr. Eperjesy, $309,224; Mr. Feiertag, $309,224; and Mr. Fabry, $123,945.  The calculations for FY2011 are based on the closing share price on the date of grant of $12.94.  The following table presents separately the compensation expense recognized in FY2011, 2010 and 2009 for outstanding awards of performance stock, performance stock units and restricted stock for each Named Executive Officer:

Name	Year	Performance Stock	Performance Stock Units	Restricted Stock
Michael E. Batten	2011	$0	$2,555,662	$188,108
	2010	$0	$0	$90,618
	2009	$132,425	($360,933)	-
John H. Batten	2011	$223,199	$430,581	$135,257
	2010	$0	$0	$66,595
	2009	($8,789)	($107,563)	$16,003
Christopher J. Eperjesy	2011	$153,942	$296,992	$103,638
	2010	$0	$0	$51,269
	2009	($8,789)	($107,563)	$18,337
James E. Feiertag	2011	$153,942	$296,992	$99,666
	2010	$0	$0	$51,269
	2009	($8,789)	$(107,563)	$16,003
H. Claude Fabry	2011	$61,706	$119,027	$28,172
	2010	$0	$0	$13,570
	2009	($14,617)	($40,531)	-

(2)
Reflects cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan, described under the “Annual Incentive Compensation” portion of the Compensation Discussion and Analysis, above.  The Corporate Incentive Plan was suspended for FY2010 with no bonuses payable.  No Corporate Incentive Plan performance targets were achieved in FY2009.

(3)
The figures for FY2011 include a change in qualified pension value amount for Mr. M. Batten ($122,193), Mr. J. Batten ($4,719), Mr. Eperjesy ($3,297), and Mr. Feiertag ($4,421).  The remainder of M. Batten’s total represents a change in his nonqualified supplemental pension plan value.  Mr. Fabry’s amount represents the change in value of his group insurance contract, through the Belgian subsidiary.

(4)
For Mr. M. Batten, the amounts reported for 2009 were revised to reflect a downward adjustment of $388,425 in the value of his supplemental executive retirement plan benefit as of 6/30/2009.  The 6/30/2009 valuation had previously assumed payment of an incentive bonus, which did not occur for FY2009.  The change in pension value and nonqualified deferred compensation earnings reported above for 2009 for Mr. M. Batten consists of a change of $154,653 in the value of his supplemental retirement plan benefit and a change of -$16,455 in the value of his qualified pension benefit.

(5)	All Other Compensation consists of the following:

Name	Year	401(k) Company Match	Retirement Savings Plan Contribution	Defined Contribution SERP	Personal Use of Co. Plane	Dues	Life Insurance	Personal Use of Co. Automobile	Other	Total
M.E. Batten	2011	$8,238	$15,925	N/A	$10,649	$5,544	$29,502	-	$1,946	$71,804
	2010	$6,462	$0	N/A	$7,976	$9,131	$29,502		$1,913	$54,984
	2009	$7,162	-	N/A	$9,911	$746	$29,502	-	$1,913	$49,234
J.H. Batten	2011	$7,665	$13,475	$2,448	$2,967	$1,544	$29,000	-	$1,204	$58,303
	2010	$7,035	$4,019	N/A	$4,688	$2,363	$29,000	-	$1,204	$48,309
	2009	$7,575	-	N/A	$4,728	$2,378	$29,000	-	$1,204	$44,885
C.J. Eperjesy	2011	$7,590	$11,025	$1,463	$1,802	$2,522	$32,350	-	$1,073	$57,825
	2010	$5,587	$3,629	N/A	$1,175	$1,577	$32,350	-	$1,073	$45,391
	2009	$5,534	-	N/A	-	-	$32,350	-	$1,073	$38,957
J.E. Feiertag	2011	$7,605	$13,475	$1,463	$536	-	$48,242	-	$2,113	$73,434
	2010	$7,095	$3,629	N/A	$1,384	$673	$48,242	-	$2,113	$63,136
	2009	$7,065	-	N/A	-	$880	$48,242	-	$2,113	$58,300
H.C. Fabry	2011	-	-	N/A	-	-	$51,571	$2,593	$1,934	$56,098
	2010	-	-	N/A	-	-	$31,317	$3,221	$19,430	$53,968
	2009	-	-	N/A	-	-	$25,839	$4,115	$1,545	$31,499
•
The Corporation’s Supplemental Executive Retirement Plan (“SERP”) was restated during FY2011 to provide a defined contribution formula for the benefits of Messrs. J. Batten, Eperjesy and Feiertag. Mr. M. Batten’s benefit under the SERP continues to be expresses under a defined contribution formula, and the changes in his SERP benefit are reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.  Mr. Fabry does not participate in the SERP.

•
Amounts listed for Mr. Fabry in the “Life Insurance” column represent premium payments to an insured policy that provides life and disability insurance as well as pension coverage.  The amount listed for Mr. Fabry for FY2010 in the “Other” column includes payment of a corrective pension premium of $17,789.  All items listed in the chart for Mr. Fabry that have been paid in Euro were translated at the average exchange rate for FY2011 of 1.3635, FY2010 of 1.39232, and for FY2009 of 1.37429.

•	Amounts listed in the “Other” column for Messrs. M. Batten, J. Batten, Eperjesy and Feiertag for FY2011, FY2010, and FY2009 represent premiums paid for supplemental long-term disability insurance.

(6)	Discretionary bonus awarded pursuant to the FY2011 Corporate Incentive Plan, approved by the Compensation Committee on July 28, 2011.
(7)	A portion of Mr. Fabry’s compensation was denominated in Euro, which has been translated at the average exchange rate for FY2011 of 1.3635, FY2010 of 1.39232, and for FY2009 of 1.37429.

Grants of Plan-Based Awards

The following table provides information on incentive awards granted to our Named Executive Officers during FY2011.
		Estimated Future Cash Incentive Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Share or Unit Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards; Number of shares of stock or units (3)	All other option awards; Number of securities underlying options	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
M.E. Batten
Cash Incentive		$191,100	$382,200	$764,400
Performance Stock Awards (1)	7/29/10
Performance Stock Unit Awards (2)	7/29/10				46,043	57,554	69,065				$744,749
Restricted Stock Award	7/29/10							22,316			$288,769
J. H. Batten
Cash Incentive		$75,000	$150,000	$300,000
Performance Stock Awards (1)	7/29/10				14,782	18,478	22,174				$239,105
Performance Stock Unit Awards (2)	7/29/10				8,315	10,394	12,473				$134,498
Restricted Stock Award	7/29/10							16,090			$208,205
C.J. Eperjesy
Cash Incentive		$71,500	$143,000	$286,000
Performance Stock Awards (1)	7/29/10				10,196	12,745	15,294				$164,920
Performance Stock Unit Awards (2)	7/29/10				6,735	7,169	8,603				$92,767
Restricted Stock Award	7/29/10							12,339			$159,667
J.E. Feiertag
Cash Incentive		$71,500	$143,000	$286,000
Performance Stock Awards (1)	7/29/10				10,196	12,745	15,294				$164,920
Performance Stock Unit Awards (2)	7/29/10				6,735	7,169	8,603				$92,767
Restricted Stock Award	7/29/10							11,339			$146,727
H.C. Fabry
Cash Incentive		$45,210	$90,419	$180,838
Performance Stock Awards (1)	7/29/10				4,087	5,109	6,131				$66,110
Performance Stock Unit Awards (2)	7/29/10				2,298	2,873	3,448				$37,177
Restricted Stock Award	7/29/10							3,342			$43,245

(1)	Consists of stock awards with performance-based vesting criteria, as discussed in the “Long-Term Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2013.
(2)
Consists of cash awards measured by the value of the Corporation’s common stock as of the vesting date with performance-based vesting criteria, as discussed in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2013.

(3)	Consists of restricted stock with a vesting date of July 29, 2013. This stock will vest if the executive remains employed through the vesting date.
(4)
The grant date fair value for restricted stock awards is calculated using the closing price of Twin Disc shares on the July 29, 2010 grant date ($12.94).  The grant date fair value for the performance stock and performance stock unit awards is based on the assumption that the target performance objectives for these awards would be met, the most probable outcome as of the grant date, and is calculated using the closing price of Twin Disc shares on the July 29, 2010 grant date ($12.94).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares covered by exercisable and unexercisable options, as well as the number of restricted stock, performance stock and performance stock unit awards held by our Named Executive Officers on June 30, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
M.E. Batten	16,000			$3.7625	8/13/2011
M.E. Batten	32,000			$3.6125	8/2/2012
M.E. Batten								191,231	$7,387,254
J.H. Batten								104,500	$4,036,835
C.J. Eperjesy								74,093	$2,862,213
J.E. Feiertag								73,093	$2,823,583
H.C. Fabry								27,093	$1,046,603

(1)
Reflects the number of non-vested restricted stock awards, performance stock awards and performance stock unit awards which are scheduled to vest at various times between July 2011 and June 2013.  The performance awards granted in fiscal 2009 with a Threshold/Target/Maximum payout level did not vest on June 30, 2011 as the performance threshold was not met, and are not included in the table above.  For awards granted in both fiscal 2010 and 2011 with Threshold/Target/Maximum payout levels, the figures presented assume the Maximum level as the Corporation’s FY2011 performance exceeded the Maximum performance level.

(2)	Values were calculated using $38.63 per share, the closing price of the Corporation’s common stock as of June 30, 2011.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock and performance stock that occurred during FY2011 for each of our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
M.E. Batten	12,000	$96,238
J.H. Batten	-	-
C.J. Eperjesy
J.E. Feiertag
H.C. Fabry	-	-

Pension Benefits

The following table summarizes the actuarial present value of each Named Executive Officer’s accumulated benefits as of June 30, 2011 under our defined benefit pension plan and supplemental executive retirement plan.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits(1)	Payments During Last Fiscal Year (2)
M.E. Batten	Retirement Plan for Salaried Employees	41.583	$964,244	$182,740
	Supplemental Executive Retirement Plan	41.583	$2,822,236	-

J.H. Batten	Retirement Plan for Salaried Employees	15	$116,241	-

C.J. Eperjesy	Retirement Plan for Salaried Employees	9	$80,968	-

J.E. Feiertag	Retirement Plan for Salaried Employees	11	$108,611	-

H.C. Fabry	AXA – Group Annuity Plan	15	$365,005	-

(1)
The following key assumptions were made in calculating the present value of the qualified retirement plan. For Mr. M. Batten, the value assumes a 5.16% discount rate, and reflects the benefit amount and payment method currently elected.  For Messrs. Eperjesy, Feiertag, and J. Batten, the key assumptions include a 5.16% discount rate and a retirement age of 65.  No mortality assumption was used prior to retirement. After retirement, the mortality assumption is the IRS Generational Mortality Table.

With respect to the Supplemental Executive Retirement Plan for Mr. M. Batten, the values are calculated as pursuant to the terms of the Plan document.  No assumptions as to future events are required.  For Messrs. J. Batten, Eperjesy and Feiertag, benefits under the Supplemental Executive Retirement Plan are no longer calculated under a defined benefit formula, and are therefore not required to be reported on the above table.  However, as of June 30, 2011, the values of the defined contribution credits under the Supplemental Executive Retirement Plan for Messrs. J. Batten, Eperjesy and Feiertag were $46,947, $52,562 and $66,337, respectively.

The present value of Mr. Fabry’s benefit was denominated in Euro and translated to dollars at the average exchange rate for FY2011 of 1.3635.  This is a group insurance contract with a guaranteed interest rate of 3.25% per year.  No mortality tables are used in respect to his retirement benefits.

(2)
The qualified retirement plan allows participants to elect to begin receiving benefit payments if they have reached age 70½, even if they are still employed.  However, if the employee is a 5% or greater owner, the plan requires the active participant to begin receiving benefit payments no later than April 1st following the year that the participant attains age 70½.  Since Mr. Batten is a 5% or greater owner who turned 70½ in 2010, he chose to begin receiving his benefit payments in December of 2010.

Retirement Plan for Salaried Employees

All full-time Twin Disc, Incorporated salaried employees employed before October 1, 2003 participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”).  Eligibility for retirement occurs upon reaching one of the following age and service requirements:  a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points.  Currently Mr. M. Batten is the only US-based Named Executive Officer eligible for retirement.

Prior to January 1, 1997, Retirement Plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service.  As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. M. Batten is the only Named Executive Officer with a benefit under both the pre-1997 portion of the Retirement Plan and the cash balance program.

Subsequently, the Retirement Plan was amended to freeze all future benefit accruals, effective August 1, 2009.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year.  In calendar 2010 and also in calendar 2011, the annual limit is $245,000.

Benefits under the frozen Retirement Plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option.  Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is available to qualified US-based Named Executive Officers.  For those who were participants in the SERP before January 1, 1998 (only Mr. M. Batten), the supplemental retirement benefit is calculated as an annual benefit approximating 50% of highest rate of base salary plus annual incentive bonus attained during a specified period, minus amounts accrued under the Corporation’s Retirement Plan and Salaried Plan.  The SERP also preserved the level of benefits that had accrued prior to 1998.  The July 29, 2010 amendment of the SERP revised the formula for Mr. M. Batten to provide him with a SERP benefit that is at least equal to the present value of his SERP benefit as of July 1, 2010, plus interest credits based on the annual rate on 30-year Treasury securities, with a minimum annual interest credit of three percent.

Any benefits payable under the SERP will automatically be paid in a two-payment deferred lump sum form, under which two equal payments will be made to the participant (or his surviving spouse or named beneficiary if the participant dies prior to all of the payments being made).  The first payment will be made on the February 1 following the calendar year of retirement, and the second payment to be made on February 1 of the following year.  The two payments shall be the actuarial equivalent of the annual benefit calculated under the single life annuity form.

If each of the two lump sum payments exceed $500,000, each payment shall be limited to $500,000 each with additional payments (also limited to $500,000 each) to be made on each subsequent February 1 until the balance is paid.  If the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The following table summarizes accumulated benefits as of June 30, 2011 under our supplemental executive retirement plan for each Named Executive Officer with a benefit under a defined contribution formula under that plan.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY (3)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
M.E. Batten (1)	N/A	N/A	N/A	N/A	N/A

J.H. Batten	$0	$2,448	$1,863	$0	$46,947

C.J. Eperjesy	$0	$1,463	$2,111	$0	$52,562

J.E. Feiertag	$0	$1,463	$2,673	$0	$66,337

H.C. Fabry (2)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. M. Batten does not participate in a nonqualified defined contribution or other deferred compensation plan.
(2)
The amounts reported with respect to Mr. Fabry reflect amounts payable under a pension promise agreement entered into between the Corporation and Mr. Fabry on August 2, 2010.  The agreement promises a complementary pension capital amount of €10,000, plus interest, payable to Mr. Fabry upon his retirement from Twin Disc International S.A. at or after age 65.  The values have been converted from Euros to dollars using the average currency exchange rate for FY2011 of 1.3635.

(3)
The amounts reported in the “Registrant Contributions in Last FY” column are included in the “All Other Compensation” figures of the Summary Compensation Table.  The amounts reported in the “Aggregate Balance at Last FYE” column have not been reported in the “All Other Compensation” figures for prior fiscal years, as the Corporation’s Supplemental Executive Retirement Plan (“SERP”) in prior fiscal years calculated benefits under a defined benefit formula.  The changes in the present value of SERP benefits for prior fiscal years were included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table in prior fiscal years.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is available to qualified US-based Named Executive Officers.  For those who became participants after January 1, 1998 (including Mr. J. Batten, Mr. Eperjesy and Mr. Feiertag) the supplemental retirement benefit is calculated as the additional benefit that the participant would have received at retirement under the Corporation’s frozen Retirement Plan and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Salaried Plan”), but for the limitation on compensation used in determining benefits under those plans.  In light of the fact that the Salaried Plan is a defined contribution plan with individual accounts, the SERP was amended on July 29, 2010, to restate the SERP benefits of Messrs. J. Batten, Eperjesy and Feiertag as individual accounts, with an opening account balance equal to the present value of their SERP benefits as of August 1, 2009.  In addition to annual accruals based on the additional benefit that would be received under the Salaried Plan but for limits on compensation in that plan, the accounts of Messrs. J. Batten, Eperjesy and Feiertag will receive interest credits based on the annual rate on 30-year Treasury securities, with a minimum annual interest credit of three percent.

Any benefits payable under the SERP will automatically be paid in a two-payment deferred lump sum form, under which two equal payments will be made to the participant (or his surviving spouse or named beneficiary if the participant dies prior to all of the payments being made).  The first payment will be made on the February 1 following the calendar year of retirement, and the second payment to be made on February 1 of the following year.  The two payments shall be the actuarial equivalent of the annual benefit calculated under the single life annuity form.

If each of the two lump sum payments exceed $500,000, each payment shall be limited to $500,000 each with additional payments (also limited to $500,000 each) to be made on each subsequent February 1 until the balance is paid.  If the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation.

Potential Payments Upon Termination or Change in Control

The following information and tables set forth the amount of payments to each Named Executive Officer in the event of a termination of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

•
Normal or Early Retirement.  The normal retirement age for US-based employees, including the Named Executive Officers, is 65.  All full-time salaried employees employed before October 1, 2003 participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees.  Eligibility for retirement occurs upon reaching one of the following age and service requirements:  a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points.  Currently Mr. M. Batten is the only US-based Named Executive Officer eligible for retirement.  Mr. Fabry is also eligible for retirement under the Belgian subsidiary’s pension plan.

Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible.  Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Restricted stock is forfeited if retirement occurs before the restrictions on such shares have ended.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved.  The stock or units are prorated based on actual employment during the performance period.

Stock options must be exercised within 30 days of termination or they expire.

A Supplemental Executive Retirement Plan (SERP) is available for US-based Named Executive Officers who qualify for a retirement benefit under the Corporation’s pension plans.

•
Death while Employed.  In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid.  In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.  The estate would receive the payment.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to death and be paid as if the maximum performance target has been achieved.  The stock or units are prorated based on actual employment during the performance period.

Options will fully vest and may pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

•
Disability.  In the event of termination of employment due to disability, a Named Executive Officer would receive benefits under the Corporation’s short-term and long-term disability plans, generally available to full-time salaried employees.  Benefits are reduced for any social security or pension eligibility.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to disability and are paid assuming the maximum performance target has been achieved.  The stock or units are prorated based on actual employment during the performance period.

•	Termination for Cause. An executive is not eligible for any additional benefits at termination, unless the Compensation Committee would determine that severance payments are appropriate.

•
Voluntary Termination Prior to Retirement.  An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

•
Involuntary Termination (or Resignation for Good Cause) Following Change in Control.  In July 2007, the Corporation entered into Change in Control Severance Agreements with each of our Named Executive Officers.  The agreements provide that,  following a change in control of the corporation (as defined in the agreement) if employment of the executive officer is terminated by the Corporation for any reason other than "Good Cause," or terminated by the executive for "Good Reason" within 24 months after the change in control occurs, certain benefits would become payable.  These include:

o	severance as a multiple of base salary,
o	twenty-four months of benefit continuation,
o	current value of all outstanding stock options,
o	restricted stock, and
o	performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.

In addition, if an event constituting a change in control of the Corporation occurs and the executive thereafter either terminates employment for good reason or is involuntarily terminated by the Corporation without cause, then the performance stock units granted shall immediately vest and a cash payment shall be made as if the maximum performance objective had been fully achieved.  Such cash payment shall be equal to the number of performance stock units granted to the employee multiplied by the fair market value of the Corporation’s common stock as of the effective date of such change in control.

The following tables show the amounts payable under different termination scenarios for each Named Executive Officer as if such scenario occurred on June 30, 2011, the last day of the Corporation’s most recent fiscal year:

Michael E. Batten
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock, Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Paid through last day worked	$0	$649,740	$ 2,631,533 (2)	$ 2,822,236 (4)	$6,103,509
Death	Paid through last day worked	$0	$649,740	$ 7,451,872 (3)	$ 2,822,236 (4)	$10,923,848
Disability	Paid through last day worked	$0	$649,740	$ 7,451,872 (3)	$ 3,095,236 (5)	$11,196,848
Termination for Cause	Paid through last day worked	$0	$0 (6)	$0 (6)	$0	$0
Voluntary Termination Prior to Retirement (7)	Paid through last day worked	N/A	N/A	N/A	N/A	N/A
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$649,740	$ 11,785,229 (8)	$5,840,939 (9)	$16,524,941

(1)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2011.
(2)
The value was calculated by adding 0% of the performance awards payable for the performance period ending on June 30, 2011 (0), plus 2/3rds of the performance awards payable for the performance period ending June 30, 2012(44,836) plus 1/3rd of the awards payable for the performance period ending June 30, 2013(23,022).  This assumes that the performance awards did not vest in 2011 due to threshold performance levels not being met, and assumes achievement of maximum performance levels in FY2012 and FY2013.  All performance awards consisted of performance stock units and the sum of performance stock units was multiplied by $38.78, the mean of the high and low selling prices of Twin Disc shares on June 30, 2011.

(3)
The value was calculated by adding 100% of the maximum performance awards payable for the performance period ending on June 30, 2011 (69,600) plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2012 (44,836) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2013 (23,022). In addition, this value includes 32,596 shares of restricted shares which vest on June 30, 2012 and 22,316 restricted shares which vest on July 29, 2013.  The sum of performance shares and restricted shares was multiplied by $38.63, the closing price of Twin Disc shares on June 30, 2011, and the sum of performance stock units was multiplied by $38.78, the mean of the high and low selling prices of Twin Disc shares on June 30, 2011.

(4)	This amount consists of the present value of Mr. Batten’s Supplemental Executive Retirement Benefit Plan benefits. Mr. Batten is currently retirement eligible.
(5)
This amount is the value of six months of benefits beginning July 1, 2011 under the Corporation’s short-term disability program for salaried employees ($273,000) plus the present value of Mr. Batten’s Supplemental Executive Retirement Plan benefits ($2,822,236), as he is currently retirement-eligible.

(6)	Employees terminated for cause are not entitled to receive performance awards. This assumes Mr. Batten’s employment was terminated for cause on June 30, 2011.
(7)	Mr. Batten is retirement eligible, so all benefits are payable under the retirement section.
(8)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  The value of unexercised options is payable in cash.  This amount represents the total of 205,919 outstanding performance stock unit awards valued at $38.78 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2011)and 54,912 outstanding restricted shares valued at $38.63(the closing price of Twin Disc shares on June 30, 2011).  In addition, this figure includes 48,000 outstanding options, measured as if they were valued at the difference of $38.63 and their grant price.

(9)
Under the Change in Control Severance Agreement, Mr. Batten is entitled to 2.5 times his base salary plus his most recent bonus as a severance payment ($2,989,350), benefit continuation for 24 months ($29,353), and his benefits under his Supplemental Executive Retirement Plan, ($2,822,236) as he is retirement eligible.

John H. Batten

Termination Event	Base Salary ($)	(1) Bonus ($)	(2) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11
Death	Paid through last day worked	$0	$255,000	$ 3,873,881 (3)	$0	$4,128,881
Disability	Paid through last day worked	$0	$255,000	$ 3,873,881 (3)	$ 196,947 (4)	$4,325,828
Termination for Cause	Paid through last day worked	$0	$0 (5)	$0 (5)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$255,000	$0 (6)	$0	$255,000
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$255,000	$ 5,200,686 (7)	$1,152,750 (8)	$6,608,436

(1)	Discretionary bonuses awarded after June 30, 2011 are not included.
(2)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2011.
(3)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The amountin the table was calculated by adding 100% of the maximum performance stock and performance stock unit awards payable for the performance period ending June 30, 2011 (30,000) plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2012 (22,402) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2013 (11,549).  In addition, Mr. Batten has 2,500 shares of restricted stock that vest on July 24, 2011, 17,659 shares of restricted stock that vest on August 3, 2012, and 16,090 shares of restricted stock that vest on July 29, 2013 if he remains employed with the Corporation through those dates, respectively.  The sum of performance shares and restricted shares was multiplied by $38.63, the closing price of Twin Disc shares on June 30, 2011, and the sum of performance stock units was multiplied by $38.78, the mean of the high and low selling prices of Twin Disc shares on June 30, 2011.

(4)
Of this amount, $150,000 is the value of six months of benefits beginning July 1, 2011 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.  The remainder of this amount is the June 30, 2011 value of Mr. Batten’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vest upon termination of employment due to disability but are not payable until the date that Mr. Batten would have attained early or normal retirement age under the SERP.

(5)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Batten was involuntarily terminated for cause on June 30, 2011.
(6)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2011. These awards did not vest, due to performance targets not being met.
(7)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (36,249) and performance stock (65,247) valued at $38.63(the closing price of Twin Disc shares on June 30, 2011), and performance stock units (33,004)valued at $38.78 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2011).

(8)
Under the Change in Control Severance Agreement, Mr. Batten is entitled to 2.0 times his base salary plus most recent bonus as severance payments ($1,110,000)plus benefit continuation for 24 months ($42,750).

Christopher J. Eperjesy

Termination Event	Base Salary ($)	(1) Bonus ($)	(2) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock, Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6//30/11
Death	Paid through last day worked	$0	$243,100	$ 2,692,161 (3)	$0	$2,935,261
Disability	Paid through last day worked	$0	$243,100	$ 2,692.161 (3)	$ 179,062 (4)	$3,114,323
Termination for Cause	Paid through last day worked	$0	$0 (5)	$0 (5)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$243,100	$0 (6)	$0	$243,100
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$243,100	$ 3,607,230 (7)	$1,100,950 (8)	$4,951,280

(1)	Discretionary bonuses awarded after June 30, 2011 are not included.
(2)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2011.
(3)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  This amount was calculated by adding 100% of the maximum performance stock and performance stock unit awards payable for the performance period ending June 30, 2011 (19,200) plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2012 (15,452) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2013 (7,966).  In addition, Mr. Eperjesy has 2,500 shares of restricted stock that vest on July 24, 2011, 12,180 shares of restricted stock that vest on August 3, 2012, and 12,339 shares of restricted stock that vest on July 29, 2013 if he remains employed with the Corporation through those dates, respectively.  The sum of performance shares and restricted shares was multiplied by $38.63, the closing price of Twin Disc shares on June 30, 2011, and the sum of performance stock units was multiplied by $38.78, the mean of the high and low selling prices of Twin Disc shares on June 30, 2011.

(4)
Of this amount, $126,500 is the value of six months of benefits beginning July 1, 2011 under the Corporation’s short-term disability program for Salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier. The remainder of this amount is the June 30, 2011 value of Mr. Eperjesy’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vest upon termination of employment due to disability but are not payable until the date that Mr. Eperjesy would have attained early or normal retirement age under the SERP.

(5)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Eperjesy was involuntarily terminated for cause on June 30, 2011.
(6)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2011. These awards did not vest, due to performance targets not being met.
(7)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (27,019) and performance stock (44,131) valued at $38.63(the closing price of Twin Disc shares on June 30, 2011), and performance stock units (22,143)valued at $38.78 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2011).

(8)
Under the Change in Control Severance Agreement, Mr. Eperjesy is entitled to 2.0 times the sum of his base salary plus his most recent bonus as a severance payment ($1,058,200), plus benefit continuation ($42,750) for 24 months.

James E. Feiertag

Termination Event	Base Salary ($)	(1) Bonus ($)	(2) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock, Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6/30/11	Not Eligible on 6//30/11
Death	Paid through last day worked	$0	$243,100	$ 2,653,532 (3)	$0	$2,896,632
Disability	Paid through last day worked	$0	$243,100	$ 2,653,532 (3)	$ 200,170 (4)	$3,096,802
Termination for Cause	Paid through last day worked	$0	$0 (5)	$0 (5)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$243,100	$0 (6)	$0	$243,100
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$243,100	$ 3,566,569 (7)	$1,071,900 (8)	$4,881,569

(1)	Discretionary bonuses awarded after June 30, 2011 are not included.
(2)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2011. It does not include any discretionary awards approved after June 30.
(3)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  This amount was calculated by adding 100% of the maximum performance stock and performance stock unit awards payable for the performance period ending June 30, 2011 (19,200) plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2012 (15,452) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2013 (7,966).  In addition, Mr. Feiertag has 2,500 shares of restricted stock that vest on July 24, 2011, 12,180 shares of restricted stock that vest on August 3, 2012 and 11,339 shares of restricted stock that vest on July 29, 2013 if he remains employed with the Corporation through those dates, respectively.  The sum of performance shares and restricted shares was multiplied by $38.63, the closing price of Twin Disc shares on June 30, 2011, and the sum of performance stock units was multiplied by $38.78, the mean of the high and low selling prices of Twin Disc shares on June 30, 2011.

(4)
Of this amount,$133,833 is the value of six months of benefits beginning July 1, 2011 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier. The remainder of this amount is the June 30, 2011 value of Mr. Feiertag’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vest upon termination of employment due to disability but are not payable until the date that Mr. Feiertag would have attained early or normal retirement age under the SERP.

(5)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Feiertag was involuntarily terminated for cause on June 30, 2011.
(6)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2011. These awards did not vest, due to performance targets not being met.
(7)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (26,019) and performance stock (44,131) valued at $38.63 (the closing price of Twin Disc shares on June 30, 2011), and performance stock units (18,632) valued at $38.78 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2011).

(8)
Under the Change in Control Severance Agreement, Mr. Feiertag is entitled to 2 times the sum of his base salary plus his most recent bonus as a severance payment ($1,058,200) plus benefit continuation ($13,700) for 24 mos.

H. Claude Fabry

Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	(11) Total ($)
Normal Retirement prior to a Change in Control	Paid through last day worked	$0	$185,527	$ 363,094 (2)	$13,857 (3)	$562,478
Death	Paid through last day worked	$0	$185,527	$ 1,052,085 (4)	$0	$1,237,612
Disability	Paid through last day worked	$0	$185,527	$ 1,052,085 (4)	$ 43,057 (5)	$1,280,669
Termination for Cause	Paid through last day worked	$0	$0 (6)	$0 (6)	$ 491,556 (7)	$491,556
Voluntary Termination Prior to Retirement (8)	Paid through last day worked	N/A	N/A	N/A	N/A	N/A
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$185,527	$ 1,418,871 (9)	$656,670(10)	$2,261,068

(1)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2011.
(2)
The value was calculated by adding 0% of the performance awards payable for the performance period ending on June 30, 2011 (0), plus 2/3rds of the performance awards payable for the performance period ending June 30, 2012(6,193) plus 1/3rd of the awards payable for the performance period ending June 30, 2013(3,193).  This assumes that the performance awards did not vest in 2011 due to targets not being met, and assumes achievement of maximum performance levels in FY2012 and FY2013.  This also assumes that restricted shares did not vest, as Mr. Fabry was not employed as of the vesting date.  The sum of restricted shares and performance share awards was multiplied by $38.63, the closing price of Twin Disc shares on June 30, 2011 and the sum of performance stock units were multiplied by $38.78, the mean of the high and low selling price of Twin Disc shares on June 30, 2011.

(3)
This amount represents the value of a pension promise agreement between Twin Disc and Mr. Fabry.  The purpose of this agreement is to grant a complementary pension capital to Mr. Fabry as a reward for the services he has and will perform for the Company in the capacity both as a member of the Management Committee and as a Director, of Twin Disc, International S.A.

(4)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The value was calculated by adding 100% of the maximum performance awards payable for the performance period ending on June 30, 2011 (9,600), plus 2/3rds of the maximum performance awards payable for the performance period ending June 30, 2012 (6,193) plus 1/3rd of the maximum performance awards payable for the performance period ending June 30, 2013 (3,193).  In addition, this value includes 4,882 shares of restricted stock that vest on June 30, 2012 and 3,342 shares of restricted stock that vest on July 29, 2013.  The sum of performance shares and restricted shares was multiplied by $38.63, the closing price of Twin Disc shares on June 30, 2010, and the sum of performance stock units was multiplied by $38.78, the mean of the high and low selling prices of Twin Disc shares on June 30, 2011.

(5)	This amount is two-month’s salary under Mr. Fabry’s management contract, after which benefits are provided by a fully-insured disability plan.
(6)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Fabry was involuntarily terminated for cause on June 30, 2011.
(7)	Value of severance indemnity benefit included in Mr. Fabry’s management contract. However, no benefits are payable in the event of serious misconduct or a breach of this agreement.
(8)	Mr. Fabry is retirement eligible, so all benefits would be payable under the retirement section.
(9)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (8,224) and performance stock (18,999) valued at $38.63(the closing price of Twin Disc shares on June 30, 2011), and performance stock units (9,470)valued at $38.78 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2011).

(10)
Under the Change in Control Severance Agreement, Mr. Fabry is entitled to 1.5 times his base salary plus his most recent bonus as severance payments ($651,017), plus benefit continuation for 24 months ($5,653). The Belgian operation provides Mr. Fabry with supplemental hospitalization benefits.

(11)	Any benefits payable in Euro have been translated to dollars at the average currency exchange rate for FY2011 of 1.3635.

Director Compensation

The following table summarizes information regarding the compensation received by each of our non-employee Directors during FY2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Michael Doar	51,250	44,985					$96,235
John Mellowes	10,500	-					$10,500
Malcolm Moore	57,000	44,985					$101,985
David Rayburn	49,500	44,985					$94,485
Michael Smiley	47,500	44,985					$92,485
Harold Stratton II	55,500	44,985					$100,485
David Zimmer	57,750	44,985					$102,735

(1)	Values computed in accordance with Financial Accounting Standards Board ASC Topic 718.

Director Compensation Plan

Outside Directors of the Corporation (i.e. non-Corporation employees) are eligible to participate in the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors and are paid an annual retainer fee equal to $90,000 composed of both cash and restricted shares of Twin Disc stock.  The mix of cash and stock is determined by the Board of Directors on an annual basis.  For FY11, the Board determined that the mix would be 50% cash and 50% stock.  The cash portion is paid quarterly, while the stock portion of the retainer is awarded annually, at the annual shareholders meeting in October.  The restricted shares will vest as of the subsequent annual shareholders meeting.

In addition to the annual retainer, committee chairs will be paid an annual fee of $5,000.  The chair of the Audit Committee will receive a $10,000 annual fee, due to the larger responsibility of the position.

Director stock ownership guidelines are in place for the outside Directors of the Corporation.  These guidelines will set a target ownership level of two times the value of the Director annual retainer fee, exclusive of committee chair fees.  Directors will have a period of four years to attain their targeted ownership level.  The Compensation Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.

Outside Directors who reach the age of 71 or who retire from full-time employment may be required to retire from the Board of Directors effective as of the completion of their current term.  Retired outside Directors will be entitled to an annual retirement benefit equal to 50% of the total annual retainer amount, exclusive of committee chair fees.  Retirement benefits will be payable for a term equal to the Director’s years of service or life, whichever is shorter.

Former Director Compensation Plan

Between July 1, 2010 and October 14, 2010, outside Directors of the Corporation (i.e., non-Corporation employees) were paid one-fourth of their annual retainer of $25,000.  In addition, outside Directors received a $1,500 fee for each board meeting and each committee meeting attended and one-fourth of their annual $5,000 fee for serving as a committee chairman.  Directors who were officers did not receive any fees in addition to their remuneration as officers.

Prior to the October 2010 annual shareholders meeting, outside Directors were eligible to participate in the 2004 Stock Incentive Plan for Non-Employee Directors.  Under the 2004 Plan, each outside Director who was elected or re-elected to the Board at an annual meeting, and each outside Director who continued to serve on the Board following an annual meeting, received a grant of 1,200 options and 1,200 shares of restricted stock as of the annual meeting date.  The restricted stock grants vest in equal one-third increments from the date of grant.  Options were granted with an exercise price equal to the closing price per share of the Corporation’s common stock as of the date of grant.

Those outside Directors who retired from the Board of Directors prior to the October 2010 Annual Shareholders Meeting were entitled to an annual retirement benefit equal to the sum of:

a) The annual retainer at the time of retirement.
b) Six (6) Director Meeting fees at the rate prevailing at the time of retirement.

The benefit is payable for a term equal to the Director’s years of service or life, whichever is shorter.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement and the Corporation’s annual report on Form 10-K.

Members of the Compensation Committee:

Malcolm F. Moore, Chair
David B. Rayburn
David R. Zimmer

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules.  All members of the Audit Committee are independent, as defined in Rule 5605 of the listing standards of the NASDAQ Stock Market.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter.  To carry out its responsibilities, the Committee met five times during fiscal 2011.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation's independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants.  The Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter required from the independent accountants pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence.  The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the Securities and Exchange Commission.

Audit Committee
David R. Zimmer, Chair
Michael Doar
Michael C. Smiley
Harold M. Stratton II

July 29, 2011

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding the Corporation’s equity-based compensation plans as of the end of the most recently completed fiscal year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	331,798 (1)	$6.52	650,000
Equity Compensation Plans Not Approved By Shareholders	0	N/A	0
TOTAL	331,798 (1)	$6.52	650,000

(1)
Includes 8,200 incentive stock options and 69,000 non-qualified stock options awarded under the Twin Disc, Incorporated 1998 Incentive Compensation Plan and the 1998 Stock Option Plan for Non-Employee Directors, and 26,400 non-qualified stock options awarded under the Twin Disc, Incorporated 2004 Stock Incentive Plan for Non-Employee Directors.  No further awards may be made under either of the 1998 plans referenced above.  Also includes 228,198 shares of performance stock that may be issued as of June 30, 2012 and June 30, 2013 under the Twin Disc, Incorporated 2004 Stock Incentive Plan (as amended), assuming the maximum performance goals are achieved.  As of June 30, 2011, the Corporation believes that it is likely that the maximum performance goals will be achieved.  Because performance stock awards do not have an exercise price, the weighted-average exercise price does not take performance stock awards into account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s Directors, executive officers and 10% shareholders to file reports of ownership and changes in ownership of Twin Disc stock.  Based solely on a review of the copies of such forms furnished to the Corporation and representations from executive officers and Directors, the Corporation believes that during the period from July 1, 2010 to June 30, 2011, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten (10%) beneficial owners were properly filed with the Securities and Exchange Commission.

GENERAL

The Corporation will bear the cost of the solicitation of proxies.  The firm of Georgeson Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $8,500 plus expenses.

Management does not know of any other business to come before the meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

If you do not contemplate attending in person, we respectfully request that you fill in, sign and return the accompanying proxy at your earliest convenience.  However, remember that in order to have your proxy validated, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the meeting.  Alternatively, shareholders may transmit voting instructions via the Internet by accessing www.proxyvoting.com/twin or by telephone at 1-866-540-5760.

APPENDIX A

COMPENSATION SURVEYS:
PARTICIPATING COMPANIES

A.O. Smith Corporation	American Greetings
Abbott Laboratories	American International Group
Abercrombie & Fitch	American Power Conversion Corporation
ABM Industries, Inc.	America Online
Accenture	Amerigroup Corporation
Accredo Health, Inc.	AmerisourceBergen
ACH Food	Amerus Group Company
Acuity Brands, Inc.	Amgen, Inc.
Adobe Systems, Inc.	Amphenol Corporation
Advanced Medical Optics	Amplifon USA
Advanced Micro Devices	AMR Corporation
The AES Corporation	Amsouth Bancorporation
Aerojet	Anadarko Petroleum Corporation
Aetna, Inc.	Analog Devices
Affiliated Computer Services	Andersons, Inc.
Agere Systems, Inc.	Angiotech Pharmaceuticals
Agilent Technologies, Inc.	Anheuser-Busch Companies, Inc.
Agrium U.S.	Ann Taylor Stores Corporation
AIMCO Properties LP	Aon Corporation
Air Products & Chemicals, Inc.	APAC Customer Services
Airgas, Inc.	Apache Corporation
AK Steel Holding Corporation	Apple Computer
Alaska Air Group, Inc.	Applera Corporation
Alberto-Culver Company	Appleton Papers
Alcoa, Inc.	Applied Industrial Technologies, Inc.
Alcon Laboratories	Applied Materials, Inc.
Alexander & Baldwin, Inc.	ARAMARK
Allegheny Energy, Inc.	Arctic Cat
Allergan, Inc.	Armstrong World Industries
Allete, Inc.	Arrow Electronics, Inc,
Alliance One International, Inc.	Arthur J Gallagher & Company
Alliant Techsystems, Inc.	ArvinMeritor
Allied Waste Industries, Inc.	Arysta LifeScience North America
Allstate Corporation	Ashland, Inc.
Alstom Power	AstraZeneca
Altana Pharma	A.T. Cross
Alticor	AT&T Wireless Services, Inc.
Altria Group, Inc.	Atmel Corporation
Ambac Financial Group	Audiovox Corporation
AMC Entertainment, Inc.	Autoliv, Inc.
American Axle & Manufacturing Holdings	Automatic Data Processing
American Eagle Outfitters, Inc.	Autonation, Inc.
American Express Company	Autozone, Inc.
American Financial Group, Inc	Avaya, Inc.
Avery Dennison Corporation	Brown-Forman
Avis Budget Group	Brunswick Corporation
Avnet, Inc.	Building Materials Holding Corporation
Avon Products	Bunge
BAE Systems	Burger King
BAE Systems – CNI Division	Burlington Northern Santa Fe
Baker Hughes, Inc.	C H Robinson Worldwide, Inc.
Ball	C R Bard, Inc.
Bank of America Corporation	CA, Inc.
Bank of New York Company, Inc.	Cabot Corporation
Banknorth Group, Inc.	Cadbury-Schweppes North America
Barnes & Noble, Inc.	Caesars Entertainment, Inc.
Barrick Gold of North America	Callaway Golf
Barr Laboratories	Calpine Corporation
Batelle Memorial Institute	Cameron International Corporation
Bausch & Lomb, Inc.	Campbell Soup Company
Baxter International, Inc.	Canon USA
Bayer CropScience	Capital One Financial Corporation
BB&T Corporation	Cardinal Health, Inc.
Bear Stearns Companies, Inc.	Career Education Corporation
Bearingpoint, Inc.	Carestream Health
Beckman Coulter, Inc.	Cargill
Becton Dickinson & Company	Carlisle Companies, Inc.
Bed Bath & Beyond, Inc.	Carpenter Technology
Bell Microproducts, Inc.	Caterpillar, Inc.
Belo Corporation	CBRL Group, Inc.
Benjamin Moore	CDW Corporation
Best Buy Company, Inc.	Celestica
BIC	Celgene
Big Lots, Inc.	Cellstar Corporation
Biomet, Inc.	Cenveo, Inc.
BJ Services Company	Cephalon
Black & Decker Corporation	Ceridian Corporation
Blockbuster	CGI
BMC Software, Inc.	CHS
Bob Evans Farms	CH2M Hill Companies, Ltd.
Boehringer Ingelheim	Charles Schwab Corporation
Boeing	Charter Communications, Inc.
Booz, Allen & Hamilton	Charter One Financial, Inc.
Boston Scientific Corporation	Chemtura Corporation
Bovis Lend Lease	Chesapeake
Bowater, Inc.	Chevron Corporation
Bracco Diagnostics	Chiron Corporation
Brady	Chiquita Brands
Briggs & Stratton	Chubb Corporation
Brightpoint, Inc.	Ciba Specialty Chemicals
Brinks Company	Cincinnati Bell, Inc.
Bristol-Myers Squibb Company	Cincinnati Financial Corporation
Broadcom Corporation	Cinergy Corporation
Brown Shoe Company, Inc.	Cintas Corporation
Cisco Systems, Inc.	Darden Restaurants, Inc.
CIT Group, Inc.	Davita, Inc.
CITGO Petroleum	Dean Foods Company
Citigroup, Inc.	Deere & Company
CKE Restaurants, Inc.	Del Monte Foods Company
Clarke American Checks	Dell, Inc.
Clayton Homes, Inc.	Delphi Corporation
Clear Channel Communications	Delta Air Lines, Inc.
Clorox Company	Dentsply International, Inc.
COACH	Devon Energy Corporation
Coca-Cola Company	Diageo North America
Coca-Cola Enterprises, Inc.	Dial Corporation
Colgate-Palmolive Company	Dillards, Inc.
Collins Aikman Corporation	DIRECTV
Combe	Discovery Communications
Comerica, Inc.	Dollar General Corporation
Comfort Systems USA	Dollar Thrifty Automotive Group
Commercial Metals	Dollar Tree Stores, Inc.
Community Health Systems, Inc.	Donaldson
Compass Bancshares, Inc.	Dover Corporation
Compuware Corporation	Dow Chemical
ConAgra Foods	Dow Jones & Co., Inc.
Connell	DPL, Inc.
ConocoPhillips	Duane Reade, Inc.
CONSOL Energy, Inc.	Dun & Bradstreet Corporation
Consolidated Edison, Inc.	DuPont
CONSTAR International	Dura Automotive Systems
Constellation Brands	Dynea USA
Constellation Energy Group, Inc.	Dynegy, Inc.
Continental Automotive Systems	E I Du Pont De Nemours
Con-Way, Inc.	E Trade Financial Corporation
Cooper Tire & Rubber Company	Earthlink, Inc.
Corning, Inc.	Eastman Chemical Company
Corporate Express	Eastman Kodak Company
Costco Wholesale Corporation	Eaton Corporation
Countrywide Financial Corporation	ebay, Inc.
Cox Communications, Inc.	Ecolab, Inc.
Cox Enterprises	EDO
Crane Company	EDS
Crown Castle	Edison International
CSX	eFunds
Cubic	EGL, Inc.
Cummins, Inc.	Eisai
Cushman & Wakefield	El Paso Corporation
Cytec Industries, Inc.	Electronic Arts, Inc.
D & K Healthcare Resources, Inc.	Electronic Data Systems Corporation
Dade Behring Holdings, Inc.	Electronics Boutique Holdings Company
DaimlerChrysler	Eli Lilly & Company
Dana Corporation	Embarq
Danaher Corporation	EMC Corporation
EMCOR Group, Inc.	Freeport-McMoRan Copper & Gold
Emerson	Freightliner
Enbridge Energy Partners	Frontier Oil Corporation
EnCana Oil & Gas USA	Furniture Brands International, Inc.
Energizer Holdings, Inc.	Gannett Company
Energy East Corporation	Gap, Inc.
Engelhard Corporation	Gateway, Inc.
Enterprise Products Partners LP	GATX Corporation
EOG Resources, Inc.	Gencorp, Inc.
Equifax, Inc.	Genentech
Equity Office Properties Trust	General Cable Corporation
Equity Residential	General Dynamics Corporation
Essilor of America	General Electric Company
EW Scripps	General Growth Properties, Inc.
Exelon Corporation	General Mills, Inc.
Exide Technologies	General Motors Corporation
Expeditors International of Washington, Inc.	Genuine Parts Company
Experian Americas	Genzyme Corporation
Express Scripts, Inc.	Georgia Gulf Corporation
Expressjet Holdings, Inc.	Georgia-Pacific Corporation
Fairchild Controls	Getty Images
Fairchild Semiconductor International	Gilead Sciences
Family Dollar Stores	Gillette Company
Fannie Mae	G&K Services
FANUC Robotics America	GlaxoSmithKline
Federal Signal Corporation	Global Crossing
Federated Department Stores	Golden West Financial Corporation
FedEx Corporation	Goldman Sachs Group, Inc.
Ferrero USA	Goodrich Corporation
Ferro Corporation	Goodyear Tire & Rubber Company
Fidelity National Financial, Inc.	Goodys Family Clothing, Inc.
Fifth Third Bancorp	Gorton’s
First American Corporation	Great Lakes Chemical Corporation
First Data Corporation	Greif, Inc.
First Horizon National Corporation	Grey Global Group, Inc.
Fiserv, Inc.	Griffon Corporation
Fisher Scientific International, Inc.	GTECH
FleetBoston Financial Corporation	Guidant Corporation
Fleetwood Enterprises	Guitar Center, Inc.
Flowserve Corporation	H & R Block, Inc.
Fluor	H B Fuller Company
FMC Corporation	H J Heinz Company
Foamex International, Inc.	Halliburton Company
Foot Locker, Inc.	Handleman Company
Ford Motor Company	Hanover Insurance Group, Inc.
Forest Laboratories	Harley-Davidson
Fortune Brands	Harleysville Group, Inc.
Foster Wheeler	Harman International Industries
FPL Group, Inc.	Harrahs Entertainment, Inc.
Freds, Inc.	Harris Corporation
Harsco	Intuit, Inc.
Hartford Financial Services	Invacare Corporation
Hasbro, Inc.	Invitrogen
Hawaiian Electric Industries	Iron Mountain, Inc.
Hayes Lemmerz	Irving Oil
H.B. Fuller	Itochu International
HBO	ITT Industries, Inc.
HCA, Inc.	IVAX Corporation
Health Net, Inc.	J C Penney Company
Henkel	JM Family
Henry Schein, Inc.	J.M. Smucker Company
H Enterprises International	Jack in the Box, Inc.
Hercules, Inc.	Jacobs Engineering Group, Inc.
Herman Miller, Inc.	Jarden
Hershey Foods	JB Hunt Transportation Services, Inc.
Hess Corporation	Jefferson-Pilot Corporation
Hewlett-Packard Company	John Hancock Financial Services
Hibernia Corporation	Johns-Manville
High Liner Foods USA	Johnson Controls
Hillenbrand Industries	Johnson & Johnson
Hilton Hotels	Joy Global, Inc.
HNI	JP Morgan Chase & Company
HNTB	J.R. Simplot
Hoffman-La Roche	Kaman Industrial Technologies
Home Depot, Inc.	KB Home
Honeywell International, Inc.	Kellogg Company
Hormel Foods Corporation	Kellwood Company
Hospira	Kelly Services
Hovnanian Enterprises, Inc.	Kennametal, Inc.
Hubbell, Inc.	Keycorp
Huntington Bancshares	Kimberly-Clark Corporation
Hyatt Hotels	King Pharmaceuticals
JAC/Interactivecorp	KLA-Tencor Corporation
IBM	Knight-Ridder, Inc.
IDEX	Koch Industries
IDT Corporation	Kohler
IKON Office Solutions	Kohl’s Corporation
IMS Health, Inc.	Kroger Company
Ingersoll-Rand	L-3 Communications Holdings, Inc.
Ingram Micro, Inc.	Laboratory Corporation of American Holdings
Insight Enterprises, Inc.	Lafarge North America
Instituform Technologies	Land O’Lakes
Integrated Electrical Services	Landstar System, Inc.
Intel Corporation	La-Z-Boy, Inc.
InterContinental Hotels	Lear Corporation
International Business Machines Corporation	Leggett and Platt
International Flavors & Fragrances	Legg Mason, Inc.
International Game Technology	Lehman Brothers Holdings, Inc.
International Paper	Lennox International, Inc.
Interpublic Group of Companies	Level 3 Communications
Lexmark International, Inc.	Micron Technology, Inc.
Liberty Capital	Milacron
Lincoln National Corporation	Millennium Chemicals, Inc.
Lithia Motors, Inc.	Millenium Pharmaceuticals
Lockheed Martin Corporation	Millapore
Longs Drug Stores Corporation	Molson Coors Brewing Company
Lorillard	Monsanto
Louisiana-Pacific Corporation	Mony Group, Inc.
Lowe’s Companies, Inc.	Moody’s Corporation
LSI Logic Corporation	Morgan Stanley
L-3 Communications	Mosaic
Lubrizol Corporation	Motorola, Inc.
Lucent Technologies, Inc.	MSC Industrial Direct
Lyondell Chemical Company	Murphy Oil Corporation
Macy’s	National City Corporation
Magellan Health Services, Inc.	National Fuel Gas Company
Magellan Midstream Partners	National Semiconductor Corporation
Makino	National Starch & Chemical
Manitowoc Company	Navistar International Corporation
Manor Care, Inc.	NCR Corporation
Manpower, Inc.	NCS Pearson
Marathon Oil Corporation	Neighborcare, Inc.
Marriott International, Inc.	Neiman Marcus Group, Inc.
Marsh & McLennan Companies	Nestle USA
Marshall & Ilsley Corporation	New Jersey Resources Corporation
Martin Marietta Materials	New York Times Company
Mary Kay	Newell Rubbermaid, Inc.
Masco	Newmont Mining Corporation
Massey Energy Company	Nike, Inc.
Mattel, Inc.	Nisource, Inc.
Maxtor Corporation	Nokia
May Department Stores Company	Norcal Waste Systems
McDonald’s Corporation	Nordstrom, Inc.
McGraw-Hill Companies	Norfolk Southern Corporation
Mckesson Corporation	Nortel Networks
MDC Holdings, Inc.	North Fork Bancorporation
MDS Pharma Services	Northern Trust Corporation
MDU Resources Group, Inc.	Northrop Grumman
MeadWestaco	Northwest Airlines
Medco Health Solutions	Novartis
Media General	Novartis Consumer Health
MedImmune	Novartis Pharamceuticals
Medtronic, Inc.	Novo Nordisk Pharmaceuticals
Mellon Financial Corporation	NSTAR
Merck & Company	Nucor Corporation
Mercury General Corporation	NVIDIA Corporation
Meritage Homes Corporation	NVR, Inc.
Metlife, Inc.	O’Reilly Automotive, Inc.
MGM Mirage	Occidental Petroleum Corporation
Michaels Stores, Inc.	Office Depot, Inc.
OfficeMax, Inc.	Praxair, Inc.
Ohio Casualty Corporation	Precision Castparts Corporation
Old Republic International Corporation	Premcor, Inc.
Olin Corporation	Pride International, Inc.
Omnicare, Inc.	Primus Telecomm Group, Inc.
Omnova Solutions	Priority Healthcare Corporation
Oneok, Inc.	Procter & Gamble Company
Oracle Corporation	ProQuest
Owens & Minor, Inc.	Protective Life Corporation
Owens Corning	Prudential Financial, Inc.
Owens-Illinois, Inc.	Public Service Enterprise Group, Inc.
Oxford Health Plans, Inc.	Pulte Homes, Inc.
Paccar, Inc.	Purdue Pharma
Packaging Corporation of America	Qualcomm, Inc.
Pall Corporation	Quest Diagnostics, Inc.
Panasonic of North America	Questar Corporation
Pantry, Inc.	Quintiles
Parker-Hannifin Corporation	Qwest Communications
Parsons	Radian Group, Inc.
Pathmark Stores, Inc.	Radioshack Corporation
Payless Shoesource, Inc.	Ralcorp Holdings, Inc.
PC Connection, Inc.	Readers Digest Association
Peabody Energy Corporation	Reebok International, Ltd.
Pentair, Inc.	Regions Financial Corporation
Pep Boys-Manny Moe & Jack	Regis Corporation
Pepsi Bottling Group, Inc.	Respironics
Pepsico, Inc.	Revlon, Inc.
Performance Food Group Company	Reynolds American
PerkinElmer, Inc.	Rich Products
Pernod Ricard USA	Rio Tinto
Perot Systems Corporation	RISO
PETCO Animal Supplies, Inc.	Rite Aid Corporation
PetSmart, Inc.	Robert Bosch
Pfizer, Inc.	Roche Palo Alto
PG&E Corporation	Rock-Tenn Company
Pharmion	Rockwell Automation
Phillips-Van Heusen Corporation	Rockwell Collins, Inc.
Phoenix Companies, Inc.	Rohm and Haas Company
Pier I Imports, Inc.	RPM International, Inc.
Pitney Bowes, Inc.	Ryder System, Inc.
Plexus	Sabre Holdings Corporation
Plum Creek Timber Co., Inc.	Safeguard Scientifics, Inc.
PMA Capital Corporation	SAIC
PNC Financial Services Group, Inc.	Sanmina-Sci Corporation
PNM Resources, Inc.	Sanofi-Aventis
Polo Ralph Lauren Corporation	Sara Lee Corporation
PolyOne Corporation	Schering-Plough
Potlatch Corporation	Schneider Electric
Powerwave Technologies	Scholastic Corporation
PPG Industries, Inc.	Schwan’s
S.C. Johnson	Stryker Corporation
Scotts Miracle-Gro Company	Sun Healthcare Group, Inc.
Seagate Technology	Sun Microsystems, Inc.
Sears Roebuck & Company	SunGard Data Systems, Inc.
Securitas Security Services USA	Sunoco, Inc.
Selective Insurance Group, Inc.	SunTrust Banks, Inc.
Sempra Energy	Supervalu, Inc.
SENCORP	Sybron Dental Specialties
Sensata Technologies	Symantec Corporation
Sequa Corporation	Symbol Technologies
Service Corporation International	Sysco Corporation
7-Eleven	Systemax, Inc.
Shaw Group, Inc.	TAP Pharmaceuticals
Sherwin-Williams Company	Target Corporation
Shopko Stores, Inc.	Tech Data Corporation
Siemens	Teco Energy, Inc.
Sierra Health Services	Tektronix
Sierra Pacific Resources	Teleflex, Inc.
Sigma-Aldrich Corporation	Telephone & Data Systems, Inc.
Sirius Satellite Radio	TeleTech Holdings
SIRVA, Inc.	Tenneco, Inc.
SLM Corporation	Terex
Smithfield Foods, Inc.	Terra Industries
Smurfit-Stone Container	Tesoro Corporation
Snap-On, Inc.	Texas Instruments, Inc.
Sodexho	Textron, Inc.
Solectron Corporation	Thermo Electron Corporation
Solutia, Inc.	Thomas & Betts Corporation
Sonic Automotive, Inc.	3M
Sonoco Products Company	Tiffany & Company
Southern Company	Time Warner, Inc.
Southern Union Company	Time Warner Cable
Southtrust Corporation	Timken Company
Southwest Airlines	Titan Corporation
Spartan Stores, Inc.	Toll Brothers, Inc.
Spherion Corporation	Toro
Sports Authority	Torchmark Corporation
Sprint Nextel Corporation	Toys R Us, Inc.
St. Joe Company	Tractor Supply Company
St. Jude Medical, Inc.	Trane
St. Paul Travelers Companies, Inc.	Trans World Entertainment Corporation
Stancorp Financial Group, Inc.	Triad Hospitals, Inc.
Stanley Works	Tribune Company
Staples	Trinity Industries
Starbucks Corporation	Tupperware
Stanwood Hotels & Resorts Worldwide	Tyco Electronics
State Street Corporation	Tyco Healthcare
Steelcase	U S Bancorp
Stein Mart, Inc.	UCB
Stewart Information Services	UGI Corporation
Unilever United States	Watson Pharmaceuticals, Inc.
Union Pacific Corporation	Wayne Farms
Unisys Corporation	WCI Communities, Inc.
United Airlines	Wellchoice, Inc.
United Natural Foods, Inc.	Wellpoint, Inc.
United Parcel Service, Inc.	Wells Fargo & Company
United Rentals	Wendy’s International
United States Cellular	Werner Enterprises, Inc.
United States Steel Corporation	Wesco International, Inc.
United Technologies Corporation	Westcorp
UnitedHealth Group, Inc.	Western Digital Corporation
Unitrin, Inc.	Western Gas Resources, Inc.
Universal Corporation	Western Union
Universal Health Services	Westinghouse Savannah River
URS Corporation	Weyerhaeuser Company
US Airways Group, Inc.	WGL Holdings, Inc.
USEC, Inc.	Whirlpool
USG	Williams Companies, Inc.
UTStarcom, Inc.	Williams-Sonoma, Inc.
Valero Energy Corporation	Winn-Dixie Stores, Inc.
Vanguard Health Systems, Inc.	Winnebago Industries
Velmont Industries	Wisconsin Energy Corporation
Verizon	Wm. Wrigley Jr. Company
Verizon Wireless	World Fuel Services Corporation
VF Corporation	WPS Resources Corporation
Viacom	W.R. Grace
Viad	W.W. Grainger
Visteon Corporation	Wyeth
Vornado Realty Trust	Wyndham Worldwide
Vulcan Materials Company	Xerox
W W Grainger. Inc.	XTO Energy, Inc.
Wachovia Corporation	Yahoo, Inc.
Walgreen Company	York International Corporation
Wal-Mart Stores	Yum! Brands, Inc.
Walt Disney Company	Zimmer Holdings, Inc.
Warnaco Group, Inc.	Zions Bancorporation
Washington Group International, Inc.
Washington Mutual, Inc.

YOUR VOTE IS IMPORTANT. PLEASE RESPOND IMMEDIATELY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time on October 20, 2011.

TWIN DISC, INCORPORATED
www.twindisc.com

INTERNET
http://www.proxyvoting.com/twin
Use the Internet to transmit your voting instructions. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call.

If you transmit your voting instructions by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

06247

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 4 AND "EVERY YEAR" ON PROPOSAL 3.

Please mark your votes as indicated in this example **X**

1. Elect as Directors the following Nominees:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
01 Michael E. Batten 02 Michael Doar 03 David R. Zimmer	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ____

	FOR	AGAINST	ABSTAIN
2. Advise approval of the compensation of the Named Executive Officers.	☐	☐	☐

	EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
3. Advise frequency of the vote on Named Executive Officer compensation.	☐	☐	☐	☐

PLEASE NOTE: TO VALIDATE THIS PROXY, YOU MUST SIGN BELOW.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your Twin Disc, Incorporated account online.

Access your Twin Disc, Incorporated account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Twin Disc, Incorporated, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Use the link available at http://ir.twindisc.com/investorservices.cfm or access ISD directly at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Eastern Time
Monday-Friday

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

PROXY

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 21, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints John H. Batten, Harold M. Stratton II and Michael C. Smiley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 21, 2011 at 2:00 P.M. at the Corporate offices, 1328 Racine Street, Racine, Wisconsin or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

06247